                                                                    EXHIBIT 10.1



                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                           HEALTH FITNESS CORPORATION,


                              HEALTHCALC.NET, INC.,


                                 PETER A. EGAN,

                                  JOHN F. ELLIS

                                       AND

                       THE INDIVIDUALS LISTED ON EXHIBIT A



                          DATED AS OF DECEMBER 23, 2005


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                                TABLE OF CONTENTS

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                                                                                                               Page

ARTICLE 1         DEFINITIONS.....................................................................................2

         1.1.     Defined Terms...................................................................................2

ARTICLE 2         PURCHASE AND SALE OF SHARES.....................................................................2

         2.1.     Shares Purchased................................................................................2
         2.2.     Option Shares to be Acquired by Shareholders....................................................2

ARTICLE 3         PURCHASE PRICE..................................................................................2

         3.1.     Purchase Price..................................................................................2
         3.2.     Buyer Common Stock Determination................................................................3
         3.3.     Escrow..........................................................................................3
         3.4.     Contingent Consideration........................................................................4

ARTICLE 4         CLOSING.........................................................................................6

         4.1.     Closing.........................................................................................6
         4.2.     Deliveries by Buyer.............................................................................6
         4.3.     Deliveries by Shareholders......................................................................6

ARTICLE 5         REPRESENTATIONS AND WARRANTIES OF THE PRINCIPAL SHAREHOLDERS....................................7

         5.1.     Incorporation and Power.........................................................................7
         5.2.     Execution; Delivery; Valid and Binding Agreements...............................................7
         5.3.     No Breach.......................................................................................8
         5.4.     Governmental Authorities; Consents..............................................................8
         5.5.     Capitalization..................................................................................8
         5.6.     Subsidiaries....................................................................................8
         5.7.     Ownership of Capital Stock......................................................................9
         5.8.     Financial Statements............................................................................9
         5.9.     Liabilities.....................................................................................9
         5.10.    No Material Adverse Changes.....................................................................9
         5.11.    Absence of Certain Developments................................................................10
         5.12.    Title to Properties............................................................................12
         5.13.    Accounts Receivable............................................................................13
         5.14.    Customers......................................................................................13
         5.15.    Tax Matters....................................................................................13
         5.16.    Contracts and Commitments......................................................................14
         5.17.    Intellectual Property Rights...................................................................17
         5.18.    Litigation.....................................................................................17
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                                       i

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
         5.19.    Employees......................................................................................17
         5.20.    Employee Benefit Plans.........................................................................18
         5.21.    Insurance......................................................................................20
         5.22.    Affiliate Transactions.........................................................................20
         5.23.    Officers and Directors; Bank Accounts..........................................................20
         5.24.    Compliance with Laws; Permits..................................................................20
         5.25.    Environmental Matters..........................................................................21
         5.26.    Brokerage......................................................................................22
         5.27.    E2 Consulting..................................................................................22

ARTICLE 6         REPRESENTATIONS AND WARRANTIES OF THE OPTION SHAREHOLDERS......................................22

         6.1.     Execution; Delivery; Valid and Binding Agreements..............................................22
         6.2.     No Breach......................................................................................23
         6.3.     Governmental Authorities; Consents.............................................................23
         6.4.     Ownership of Capital Stock.....................................................................23
         6.5.     Brokerage......................................................................................23

ARTICLE 7         REPRESENTATIONS AND WARRANTIES OF BUYER........................................................23

         7.1.     Incorporation and Corporate Power..............................................................23
         7.2.     Execution, Delivery; Valid and Binding Agreement...............................................23
         7.3.     No Breach......................................................................................24
         7.4.     Governmental Authorities; Consents.............................................................24
         7.5.     Capitalization.................................................................................24
         7.6.     Issuance of Buyer Common Stock.................................................................24
         7.7.     SEC Reports....................................................................................24
         7.8.     No Litigation..................................................................................25
         7.9.     Availability of Funds..........................................................................25
         7.10.    Brokerage......................................................................................25

ARTICLE 8         COVENANTS......................................................................................25

         8.1.     Conduct of the Business........................................................................25
         8.2.     Tax Returns after the Closing..................................................................28
         8.3.     Assistance and Cooperation.....................................................................29
         8.4.     Access to Books and Records....................................................................29
         8.5.     Conditions.....................................................................................30
         8.6.     No Negotiations................................................................................30
         8.7.     UCC Searches...................................................................................30
         8.8.     Consents and Approvals.........................................................................30
         8.9.     Waivers........................................................................................30
         8.10.    Noncompetition Covenant........................................................................30
         8.11.    Conduct of Buyer's Business....................................................................33
         8.12.    Tax Audits.....................................................................................33
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                                       ii

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
         8.13.    Section 338(h)(10) Election....................................................................33
         8.14.    Allocation of Purchase Price...................................................................33

ARTICLE 9         CONDITIONS TO CLOSING..........................................................................33

         9.1.     Conditions to Buyer's Obligations..............................................................34
         9.2.     Conditions to the Shareholders' Obligations....................................................35

ARTICLE 10         TERMINATION...................................................................................36

         10.1.    Termination....................................................................................36
         10.2.    Effect of Termination..........................................................................37

ARTICLE 11        INDEMNIFICATION; SURVIVAL......................................................................37

         11.1.    Reliance and Survival of Representations and Warranties........................................37
         11.2.    Indemnification by the Principal Shareholders..................................................37
         11.3.    Indemnification by the Option Shareholders.....................................................38
         11.4.    Indemnification by Buyer.......................................................................38
         11.5.    Method of Asserting Claims.....................................................................39
         11.6.    Limitations on Indemnification.................................................................40

ARTICLE 12        MISCELLANEOUS..................................................................................41

         12.1.    Press Releases and Announcements...............................................................41
         12.2.    Expenses.......................................................................................42
         12.3.    Further Assurances.............................................................................42
         12.4.    Amendment and Waiver...........................................................................42
         12.5.    Notices........................................................................................42
         12.6.    Assignment.....................................................................................43
         12.7.    Severability...................................................................................43
         12.8.    Complete Agreement.............................................................................44
         12.9     Counterparts...................................................................................44
         12.10.   Company Counsel................................................................................44
         12.11.   Governing Law..................................................................................44
         12.12.   Dispute Resolution.............................................................................44
         12.13.   Legal Force and Effect.........................................................................45
         12.14.   Designees and Spouses..........................................................................45
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                                      iii

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                            STOCK PURCHASE AGREEMENT


DATE:  December 23, 2005


PARTIES:

    Health Fitness Corporation,
    a Minnesota corporation                                            ("Buyer")

    HealthCalc.Net, Inc.,
    a Texas Corporation                                          (the "Company")

    Peter A. Egan and John F. Ellis               (the "Principal Shareholders")

    Those individuals listed on Exhibit A hereto
    and executing this Agreement as shareholders
    of the Company                                   (the "Option Shareholders")


RECITALS:

         A. The Principal Shareholders and the Option Shareholders (collectively, the "Shareholders") own, or at Closing will own, beneficially and of record, all of the issued and outstanding shares of common stock of the Company (the "Shares").

         B. The Shareholders desire to sell to Buyer, and Buyer desires to purchase from the Shareholders, the Shares on the terms and conditions set forth in this Agreement.

         C. The Shareholders, Buyer and the Company intend that the transaction be taxed for federal income tax purposes as a purchase of the assets of the Company and to elect such treatment under Section 338(h)(10) of the Internal Revenue Code of 1986, as amended (the "Code").

         D. As an inducement to each other to consummate the transactions contemplated herein, Buyer and the Shareholders are willing to make certain respective representations, warranties and indemnities in this Agreement for the benefit of the other party or parties.

         NOW, THEREFORE, in consideration of the foregoing, the material covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

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AGREEMENTS:

                                   ARTICLE I
                                   DEFINITIONS


     1.1. Defined Terms. The following terms as used in capitalized form in this Agreement shall have the meanings set forth in the sections referred to below:

     "Accountants" means any independent accountants of nationally recognized standing selected by Buyer to perform the audit activities hereunder.

     "Historical Accounting Policies" means any analytical approach, methodology or policy consistently used by the management of the Company to develop and determine any management estimate or input to prepare the historical financial statements of Seller prior to the Closing Date.

     "Knowledge of the Principal Shareholders" (or similar references to the Principal Shareholders' Knowledge) means the actual knowledge of either of the Principal Shareholders after reasonable inquiry.

     "Material Adverse Effect on the Company" means any result, occurrence, change, event, effect or circumstance that individually or in the aggregate is or is reasonably likely to be materially adverse to the assets, liabilities, financial condition, results of operations or business of the Company, taken as a whole.

                                   ARTICLE II
                           PURCHASE AND SALE OF SHARES

     2.1. Shares Purchased. Upon the terms and subject to the conditions set forth in this Agreement, and in reliance on the representations and warranties contained herein being correct on the Closing Date, Buyer shall purchase from each of the Shareholders, and each of the Shareholders shall sell to Buyer, all of the Shares of the Shareholders for the consideration described in this Agreement.

     2.2. Option Shares to be Acquired by Shareholders. The Option Shareholders hold options granted by the Company to purchase shares of common stock of the Company (the "Option Shares") in the amounts set forth opposite their names on Exhibit A, which options are intended to be exercised prior to or on the Closing Date. The Option Shares are included in the definition of Shares.

                                  ARTICLE III
                                 PURCHASE PRICE

     3.1. Purchase Price. Buyer shall pay and deliver to the respective Shareholders, in the manner and at the times described herein, the consideration described in this ARTICLE III (the "Purchase Price").

          (a) Cash at Closing. At the Closing, Buyer shall pay to the Shareholders cash in the aggregate amount of $4,000,000, which may be increased or decreased at Closing based on the adjustments set forth in
     Section 8.1C of the Disclosure Schedule.

          (b) Shares of Buyer Common Stock at Closing. At the Closing, Buyer shall issue and deliver to the Shareholders, or to the Escrow Agent as defined in Section 3.3, shares of Buyer's common stock ("Buyer Common Stock") in an aggregate number of shares as described in Section 3.2 below.

          (c) Contingent Payment. Upon completion of the financial audit and issuance of the auditor's report for the year ended December 31, 2006 with respect to the Buyer's operations for that period (the "2006 Audit"), an additional payment shall be made to the Shareholders on the conditions and as a result of calculations described on Exhibit B attached hereto and pursuant to Section 3.4 (the "Contingent Payment"). The Contingent Payment, if required pursuant to Exhibit B and Section 3.4, shall be made in cash, Buyer Common Stock or a combination thereof, at Buyer's sole discretion, provided that for purposes of determining the number of shares of Buyer Common Stock, if any, to be issued to the Shareholders as part of the Contingent Payment, the per share value of Buyer Common Stock shall be equal to the average of the closing sale price of Buyer Common Stock on the 21 trading days immediately preceding the date of payment of the Contingent Payment as quoted on the OTC Bulletin Board, or such other national public market or exchange on which the Buyer Common Stock is then registered and sold. The maximum amount of the Contingent Payment shall be $2,000,000.

     3.2. Buyer Common Stock Determination. The number of shares of Buyer Common Stock to be paid at Closing (the "Closing Shares") pursuant to Section 3.1(b) shall be the result of dividing $2,000,000 by the average of the closing sale price of Buyer Common Stock on the 21 trading days immediately preceding the Closing Date.

     3.3. Escrow. At the Closing Date, 80% of the shares of Buyer Common Stock constituting the Closing Shares (the "Escrow Shares") issued to the Shareholders pursuant to Section 3.1(b) shall be delivered to Wells Fargo Bank, N.A. as escrow agent (the "Escrow Agent") under an 18-month Escrow Agreement in the form attached hereto as Exhibit C (the "Escrow Agreement"). The Escrow Shares shall be issued and outstanding shares of Buyer Common Stock standing in the names of the respective Shareholders, and accompanied by duly executed stock powers endorsing ownership to Buyer. The Escrow Shares shall be held as security for the Shareholders' indemnification obligations described herein, and the Escrow Agreement shall terminate upon termination or satisfaction of such indemnification obligations as described in the Escrow Agreement. The Shareholders will have voting rights with respect to the Escrow Shares and will be able to exercise all other incidents of ownership of the Escrow Shares, so long as the Escrow Shares are held in escrow. Any and all cash dividends, dividends payable in securities or other distributions of any kind made in respect of the Escrow Shares shall be delivered to the Shareholders in accordance with the Escrow Agreement. At all times during which the Escrow Shares are held in escrow, the per share value of the Escrow Shares for all purposes under this Agreement shall be the average of the closing sale price of Buyer Common Stock on the 21 trading days immediately preceding the date of final determination of the right of Buyer to receive distribution of Escrow Shares from the Escrow Agent, as such closing sale price

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is quoted on the OTC Bulletin Board, or such other national public market or exchange on which the Buyer Common Stock is then registered and sold.

     3.4. Contingent Consideration.

          (a) Due Date. The Contingent Payment shall be due and payable by Buyer to the Shareholders no later than 30 days after the completion of the 2006 Audit (the "Due Date"), provided, however, that (i) all or any portion of the Contingent Payment that is not subject to a Contingent Payment Dispute (the "Uncontested Amount") shall be due and payable at any time after completion of the 2006 Audit within two business days after Buyer shall have received written authorization from the Principal Shareholders to make delivery of the Uncontested Amount to the Shareholders and (ii) the Due Date shall automatically and without further action by any of the parties hereto be extended with respect to all or any portion of the Contingent Payment that is subject to a Contingent Payment Dispute (the "Disputed Amount") only until the final resolution of a Contingent Payment Dispute pursuant to Section 3.4(e). Any Uncontested Amount that is not paid by Buyer within two business days after Buyer shall have received written authorization from the Principal Shareholders to make delivery of the Uncontested Amount to the Shareholders shall bear interest accrued thereon from the date of delivery by the Principal Shareholders of such authorization until the date of payment of the Uncontested Amount at a rate equal to the "prime rate," as published in the "Money Rates" table of The Wall Street Journal (Southwest Edition) (the "Prime Rate"), in effect as of the date of payment of the Uncontested Amount.

          (b) Preparation and Audit of Financial Statements. Prior to March 15, 2007, (i) Buyer shall cause to be prepared (at Buyer's sole cost and expense), in accordance with GAAP and on a basis consistent with the Buyer's regular accounting practices, the balance sheet and related statements of operations with respect to the Buyer's operations for the fiscal year ended December 31, 2006 (the "2006 Financials") and (ii) Buyer (at Buyer's sole cost and expense) shall cause the Accountants to prepare the 2006 Audit. Buyer shall deliver the 2006 Financials to the Principal Shareholders at the same time and shall make the Accountants available to discuss with the Principal Shareholders the audit of the 2006 Financials.

          (c) Payment. The Contingent Payment payable by Buyer to the Shareholders hereunder shall be the amount determined pursuant to Exhibit
     B. Buyer shall distribute the Contingent Payment to the Shareholders in accordance with the Shareholders' proportionate ownership of the Shares as of the Closing Date.

          (d) Contingent Payment Notices. Not later than 25 days prior to the Due Date, Buyer shall deliver to the Principal Shareholders a written notice (a "Contingent Payment Notice") setting forth the amount of the Contingent Payment to be paid and reasonably specific details as to the manner in which the calculation of the amount due was made. The Contingent Payment Notice shall be accompanied by the 2006 Financials. Buyer shall provide the Principal Shareholders and their representatives with reasonable access to all books and records of Buyer and to the work papers of Accountants reasonably requested by the Principal Shareholders and their representatives in order to verify the determination of the amount of such Contingent Payment and the compliance by Buyer with this Section 3.4 and Exhibit B. If the Principal Shareholders disagree with the calculation provided by Buyer in the Contingent Payment Notice

     (a "Contingent Payment Dispute"), the Principal Shareholders shall notify Buyer of the Contingent Payment Dispute in writing (the "Dispute Notice"), specifying the nature and amount of the Contingent Payment Dispute, within 24 days of receipt by the Principal Shareholders of the Contingent Payment Notice (the "Response Period"). If the Principal Shareholders fail to deliver to Buyer a Dispute Notice within the Response Period, the calculation by Buyer shall be final and binding.

          (e) Resolution of Accounting Disputes. If the Principal Shareholders timely deliver a Dispute Notice to Buyer, the Principal Shareholders and Buyer shall, during the 14 days following Buyer's receipt of the Dispute Notice, use the Principal Shareholders' and Buyer's reasonable best efforts to reach agreement on the Disputed Amount. Any Disputed Amount resolved in writing between the Principal Shareholders and Buyer within such 14-day period shall be final and binding upon all parties hereto with respect to such items. Any Disputed Amount so resolved shall be paid, or caused to be paid, by Buyer within five business days after written resolution of the Disputed Amount. If after such period, the Principal Shareholders and Buyer have not resolved all such differences, all such disputes shall be settled by arbitration in Kansas City, Missouri, before three arbitrators pursuant to the rules of the American Arbitration Association. Each of Buyer, on the one hand, and the Principal Shareholders, on the other hand, shall select one arbitrator and the two arbitrators shall select a third. The arbitrators shall be authorized to resolve only the Disputed Amount remaining in dispute between Buyer and the Principal Shareholders within the range of differences between Buyer's position and the Principal Shareholders' position with respect thereto. Any award rendered by the arbitrators shall be conclusive and binding upon the parties hereto; provided, however, that any such award shall be accompanied by a written opinion giving the reasons for the award (the "Arbitrator Report"). If the arbitrators determine that the Shareholders are entitled to all or any portion of the Disputed Amount (the "Awarded Disputed Amount"), Buyer shall pay, or cause to be paid, to the Shareholders within five business days after issuance of the Arbitrator Report the Awarded Disputed Amount together with interest accrued thereon from the date of delivery by the Principal Shareholders of the Dispute Notice until the date of payment of the Awarded Disputed Amount at a rate equal to the Prime Rate, in effect as of the date of payment of the Awarded Disputed Amount. This provision for arbitration shall be specifically enforceable by the parties, and the decision of the arbitrators shall be final and binding, with no right of appeal therefrom. Each party shall pay its own expenses of arbitration and the expenses of the arbitrators shall be equally shared.

          (f) Waiver by the Option Shareholders. The Option Shareholders hereby agree and acknowledge that (i) the Principal Shareholders shall be solely responsible for disputing any calculation or determination of the Contingent Payment to be paid to the Shareholders pursuant to this Agreement, (ii) the consent, agreement or authorization of the Option Shareholders is not required in connection with Buyer's delivery of the Contingent Payment or the resolution of any Contingent Payment Dispute and
     (iii) any action by the Principal Shareholders pursuant to this Section 3.4 shall bind all of the Shareholders. Each of the Option Shareholders hereby irrevocably waives and releases claims he or she may have against the Principal Shareholders, Buyer or the Company arising out of or related to the calculation or determination of the Contingent Payment to be paid to the Shareholders pursuant to this Agreement.

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                                   ARTICLE IV
                                     CLOSING

     4.1. Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Fredrikson & Byron, P.A. located at 200 South Sixth Street, Suite 4000, Minneapolis, Minnesota 55402-1425, commencing at 2:00 p.m. local time on December 23, 2005 (the "Closing Date"), or such other place or such other date and time as Buyer and the Shareholders may mutually determine. The transactions contemplated by this Agreement shall be effective as of 11:59:59 p.m. on the Closing Date.

     4.2. Deliveries by Buyer. At Closing, Buyer shall deliver the following to the Shareholders:

          (a) Payment of $4,000,000, which may be increased or decreased at Closing based on the adjustments set forth in Section 8.1C of the Disclosure Schedule, by wire transfer of immediately available funds to bank accounts designated by the Shareholders, allocated among the Shareholders in proportion to their respective percentage ownership of the Shares as set forth on Section 4.2(a) of the Disclosure Schedule.

          (b) Stock certificates representing the Closing Shares and the Escrow Shares, issued in the names of the respective Shareholders in proportion to their respective percentage ownership of the Shares as set forth on Section 4.2B of the Disclosure Schedule. Two stock certificates shall be delivered for each Shareholder: (i) one certificate to be delivered to each Shareholder representing such Shareholder's allocation of the portion of the Closing Shares required to be delivered to them at Closing and (ii) one certificate to be delivered to the Escrow Agent representing such Shareholder's allocation of the Escrow Shares required to be delivered to the Escrow Agent at Closing.

          (c) Employment Agreements between Buyer and the Shareholders identified in Section 9.1(j)(iv) (the "Employment Agreements"), duly executed by Buyer.

          (d) The Escrow Agreement, duly executed by Buyer.

          (e) The Shareholders Agreement, by and among the Buyer and the Principal Shareholders (the "Shareholders Agreement"), duly executed by Buyer.

          (f) Any further or other documents required to be delivered to the Shareholders pursuant to ARTICLE IX.

     4.3. Deliveries by Shareholders. At Closing, the Shareholders shall deliver the following to Buyer:

          (a) Stock certificates representing the Shares, duly endorsed to Buyer or accompanied by duly executed stock powers.

          (b) The Employment Agreements, duly executed by the Shareholders identified in Section 9.1(j)(iv).

          (c) The Shareholder Agreement, duly executed by the Shareholders.

          (d) Any further or other documents required to be delivered to Buyer pursuant to ARTICLE IX.

                                   ARTICLE V
          REPRESENTATIONS AND WARRANTIES OF THE PRINCIPAL SHAREHOLDERS

     As a material inducement to Buyer to enter into this Agreement, with the understanding that Buyer will be relying thereon in consummating the transactions contemplated by this Agreement, and except as set forth in the Disclosure Schedule delivered by the Company to Buyer on the Closing Date (the "Disclosure Schedule") (which Disclosure Schedule sets forth the exceptions to the representations and warranties contained in this ARTICLE V under captions referencing the Sections to which such exceptions apply), each of the Principal Shareholders jointly and severally hereby makes the representations and warranties set forth in this ARTICLE V.

     5.1. Incorporation and Power.

          (a) The Company (i) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas; (ii) has all requisite power and authority to carry on and conduct its business as it is now being conducted and to own or lease its properties and assets; and (iii) is duly qualified or licensed and in good standing in each jurisdiction in which failure to be so qualified and in good standing would have a Material Adverse Effect on the Company. The Company is not qualified to do business in any jurisdiction other than the State of Texas. The Company is not in default under or in violation of any provisions of its Articles of Incorporation or Bylaws.

          (b) The copy of the Articles of Incorporation and Bylaws of the Company that have been previously delivered to Buyer are the complete, true and correct charter documents and bylaws of the Company in effect on the date hereof. The minutes of Board of Directors' and shareholder meetings and the minute books of the Company that have previously been delivered to or reviewed by Buyer are the true and correct records of Directors' and shareholder meetings and stock issuances through and including the date hereof and reflect all transactions appropriate to be contained in such records, and to the Knowledge of the Principal Shareholders, there are no material omissions therefrom.

     5.2. Execution; Delivery; Valid and Binding Agreements. Each of the Principal Shareholders has the right, power and capacity to execute, deliver and perform this Agreement, the Employment Agreements to which he is a party, and each of the other agreements, documents and instruments contemplated by this Agreement to which he is a party (collectively, the "Principal Shareholder Documents") and to consummate the transactions contemplated hereby and thereby. The Principal Shareholder Documents have been duly and validly executed and delivered by each of the Principal Shareholders and constitute the legal, valid and binding obligation of each of the Principal Shareholders enforceable in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability. Neither of the Principal Shareholders is acting in a fiduciary or representative capacity other than pursuant to Section 3.4.

     5.3. No Breach. Except as set forth on Section 5.3 of the Disclosure Schedule, the execution, delivery and performance of the Principal Shareholder Documents by each of the Principal Shareholders and the consummation by each of the Principal Shareholders of the transactions contemplated hereby and thereby do not and will not conflict with, or result in any breach of, any of the provisions of, constitute a default under, result in a violation of, result in the creation of a right of termination or acceleration of any lien, security interest, charge or encumbrance upon any of the assets of the Company or either of the Principal Shareholders or require any authorization, consent, approval, exemption or other action by, or notice to, any court or other governmental body under, the provisions of the Articles of Incorporation or Bylaws of the Company or any indenture, mortgage, lease, loan agreement or other agreement or instrument by which the Company or any Principal Shareholder is bound or affected, or any law, statute, rule or regulation or order, judgment or decree to which the Company or any Principal Shareholder is subject.

     5.4. Governmental Authorities; Consents. Neither of the Principal Shareholders is required to submit any notice, report or other filing with any governmental authority in connection with the execution or delivery of this Agreement or the consummation of the transactions contemplated hereby. No consent, approval or authorization of any governmental authority or any other party or person is required to be obtained by either of the Principal Shareholders in connection with the execution, delivery and performance of this Agreement or the transactions contemplated hereby by the Principal Shareholders.

     5.5. Capitalization. The authorized capital stock of the Company consists of 1,000,000 shares of common stock, par value $0.001 per share, of which 450,000 are issued and outstanding as of the date hereof. The Shares have been duly authorized, and are validly issued, fully paid and nonassessable. The Company has no other equity securities or securities containing any equity features authorized, issued or outstanding. Other than the options described in the following sentence, there are no agreements or other rights or arrangements existing which provide for the sale or issuance of capital stock by the Company, and there are no rights, subscriptions, warrants, options, conversion rights or agreements of any kind outstanding to purchase or otherwise acquire from the Company any shares of capital stock or other securities of the Company of any kind. As of the date hereof, there are outstanding options to acquire 100,700 shares of common stock of the Company (the "Option Shares"), and at Closing all such outstanding options will be exercised. The resulting Option Shares issued pursuant thereto will total 100,700 shares. At Closing, there will be 550,700 shares of the Company's common stock issued and outstanding, which shall constitute all of the issued and outstanding shares of the Company's capital stock. At Closing, all then outstanding securities of the Company will not have been issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities.

     5.6. Subsidiaries. The Company owns no, nor at any time during the past five years has owned, any stock, partnership interest, joint venture interest, limited liability company interest or any other security or ownership interest issued by any other corporation, organization, limited liability company, partnership or other entity.

     5.7. Ownership of Capital Stock. The Principal Shareholders together own, or at Closing will own, beneficially and of record, all right, title and interest in and to 450,000 shares of common stock of the Company, free and clear of any Restrictions.

     5.8. Financial Statements. The Company has delivered to Buyer, or its authorized representatives, copies of (i) its unaudited balance sheet as of November 30, 2005 (the "Latest Balance Sheet") and unaudited profit and loss report for the most recent period ended November 30, 2005 (the "Latest Financial Statements"), and (ii) its audited balance sheets, as of December 31, 2004 and 2003, and its audited statements of income, stockholders' equity and cash flows for the year ended December 31, 2004 (the "Annual Financial Statements" and, collectively with the Latest Financial Statements, the "Financial Statements"). To the Knowledge of the Principal Shareholders, the Financial Statements other than the Latest Financial Statements, including the notes thereto, are based upon and in accordance with the information contained in the books and records of the Company and fairly present the financial condition of the Company in all material respects as of the dates thereof and results of operations for the periods referred to therein. The Latest Financial Statements are based upon and in accordance with the information contained in the books and records of the Company and fairly present the financial condition of the Company in all material respects as of the dates thereof and results of operations for the periods referred to therein. The books and records of the Company have been maintained in the ordinary course of business and in all material respects are accurate. The Annual Financial Statements have been prepared in accordance with GAAP. The Latest Financial Statements have been prepared in accordance with Historical Accounting Policies and reflect all adjustments necessary to a fair statement of the financial condition and results of operations in all material respects for the interim period presented therein.

     5.9. Liabilities. Except as set forth in Section 5.9 of the Disclosure Schedule or as reflected in the Latest Balance Sheet, the Company has no liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due, whether known or unknown, and regardless of when asserted), that either should be but are not reflected on or reserved in the Latest Balance Sheet in accordance with GAAP or the Company's Historical Accounting Policies, or that otherwise exist to the Knowledge of the Principal Shareholders, in each case arising out of transactions or events heretofore entered into, or any action or inaction, or any state of facts existing, with respect to, or based upon, transactions or events heretofore occurring, other than liabilities which have arisen after the date of the Latest Balance Sheet that do not exceed $20,000 in the aggregate or that were incurred in the ordinary course of business consistent with past practices (none of which is a material uninsured liability for breach of contract, breach of warranty, tort, infringement, claim or lawsuit). Except with respect to payments for employment services in the ordinary course of business, the Company has no outstanding liabilities to any Shareholders.

     5.10. No Material Adverse Changes. Other than as set forth on Section 5.10 of the Disclosure Schedule, since the date of the Latest Balance Sheet, there has been no material adverse change in the assets, financial condition, operating results, employee, customer or supplier relations, business condition or prospects of the Company. To the Knowledge of the Principal Shareholders, no event has occurred which, so far as can be reasonably foreseen, might result in any such material adverse change.

     5.11. Absence of Certain Developments. Other than the Company's issuance of the Option Shares to the Option Shareholders and the merger of E2 Consulting, LLC, a Texas limited liability company ("E2 Consulting") with and into the Company, since the date of the Latest Balance Sheet, the business of the Company has been operated in the ordinary course, consistent with past practices. As amplification and not limitation of the foregoing, since the date of the Latest Balance Sheet, other than as set forth on Section 5.11 of the Disclosure Schedule, the Company has not engaged in any of the following acts which are not reflected in the Latest Balance Sheet or any appendices or notes thereto:

          (a) borrowed any amount or incurred or become subject to any liability or obligation in excess of $10,000 (whether absolute, accrued, contingent or otherwise and whether due or to become due), except (i) current liabilities incurred in the ordinary course of business consistent with past practices, and (ii) liabilities under contracts entered into in the ordinary course of business consistent with past practices;

          (b) mortgaged, pledged or subjected to any lien, charge or any other encumbrance, any of its assets, except (i) liens for current property taxes not yet due and payable, (ii) liens imposed by law and incurred in the ordinary course of business consistent with past practices for obligations not yet due to carriers, warehousemen, laborers, materialmen and the like,
     (iii) liens in respect of pledges or deposits under workers' compensation laws, or (iv) liens voluntarily created in the ordinary course of business consistent with past practices, all of which liens in clauses (i) through
     (iv) are less than $10,000 in the aggregate;

          (c) discharged or satisfied any lien or encumbrance or paid any liability, in each case with a value in excess of $10,000, other than current liabilities paid in the ordinary course of business consistent with past practices;

          (d) sold, assigned, leased, licensed, transferred or otherwise disposed of (including, without limitation, transfers to any employees, affiliates or shareholders) any tangible assets which, individually or in the aggregate, have a fair market value in excess of $5,000 or canceled any debts or claims, in each case, except in the ordinary course of business consistent with past practices;

          (e) sold, assigned, leased, licensed, transferred or otherwise disposed of (including, without limitation, transfers to any employees, affiliates or shareholders) any patents, trademarks, trade names, copyrights, trade secrets or other intangible assets;

          (f) disclosed to any person, other than Buyer or authorized representatives of Buyer or the Company, any proprietary confidential information, other than pursuant to confidentiality agreements prohibiting the use and further disclosure of such information, which agreements are identified on Section 5.11(f) of the Disclosure Schedule and are in full force and effect on the date hereof;

          (g) waived any rights of material value or suffered any extraordinary losses or adverse changes in collection loss experience;

          (h) declared, set aside, paid any dividends or other distributions with respect to any shares of its capital stock or redeemed, purchased or otherwise acquired, directly or indirectly, any shares of its capital stock or options to purchase capital stock;

          (i) issued, sold or transferred any of its equity securities, securities convertible into or exchangeable for its equity securities or warrants, options or other rights to acquire its equity securities, or any bonds or debt securities;

          (j) taken any other action or entered into any other transaction other than in the ordinary course of business consistent with past practices, or entered into any transaction with any Insider (as defined in Section 5.22) other than the transactions contemplated by this Agreement;

          (k) suffered any material theft, damage, destruction, casualty or loss of or to any property or properties owned or used by it, whether or not covered by insurance;

          (l) made, granted, promised or announced any bonus or any wage, salary or compensation increase to any director, officer, employee or consultant or made or granted any increase in any employee benefit plan or arrangement, or amended or terminated any existing employee benefit plan or arrangement, or adopted any new employee benefit plan or arrangement, or made any commitment or incurred any liability to any labor organization;

          (m) made any single capital expenditure or commitment therefor in excess of $20,000;

          (n) made any loans or advances to, or guarantees for the benefit of, any persons such that the aggregate amount of such loans, advances or guarantees at any time outstanding is in excess of $5,000;

          (o) made charitable contributions or pledges which, individually or in the aggregate, exceed $5,000;

          (p) made any change in accounting or tax principles or practices from those utilized in the preparation of the Financial Statements or the Returns referred to in Section 5.15(a);

          (q) experienced any amendment, modification or termination of any existing, or entered into any new, contract, agreement, plan, lease, license, permit or franchise which is, either individually or in the aggregate, material to its business, operations, financial position or prospects other than in the ordinary course of business consistent with past practices;

          (r) experienced any labor dispute material to its business, operations, financial position or prospects;

          (s) experienced any change in any assumption underlying or method of calculating, any bad debt, inventory, warranty, contingency or other reserve;

          (t) written off as uncollectible any note or account receivable, or canceled any debts, other than in the ordinary course of business consistent with past practices;

          (u) failed to replace or replenish supplies as such supplies may have been depleted from time to time, use its best efforts to collect accounts receivable, pay accounts payable or shorten or lengthen the customary payment cycles for any of its payables or receivables or otherwise manage its working capital accounts in the ordinary course of business consistent with past practices;

          (v) experienced any write-down or write-up of (or failed to write-down or write-up in accordance with past practices) the value of any inventories, receivables or other assets, or revalued any of its assets not reflected in the Latest Balance Sheet;

          (w) failed to maintain all material assets in accordance with good business practice and in good operating condition and repair, ordinary wear and tear excepted; or

          (x) discontinued or altered, in any material respect, its advertising or promotional activities or its pricing and purchasing policies.

     5.12. Title to Properties.

          (a) The real property demised by the lease or leases (collectively referred to as the "Lease") set forth under Section 5.12(a) of the Disclosure Schedule constitutes all of the real property currently used or occupied by the Company (the "Real Property").

          (b) The Lease is in full force and effect, and the Company holds a valid and existing leasehold interest under the Lease for the term set forth under such caption in the Disclosure Schedule. The Shareholders have delivered to Buyer a complete and accurate copy of the Lease, and the Lease has not been modified in any respect, except to the extent that such modifications are disclosed by the copy delivered to Buyer. The Company is not in default, and no circumstances exist which, if unremedied, would, either with or without notice or the passage of time or both, result in such default under the Lease; nor, to the Knowledge of the Principal Shareholders, is any other party to the Lease in default.

          (c) The Company does not own, and has not at any time owned, any real property.

          (d) The Company owns good and marketable title to each of the tangible properties and tangible assets reflected on its Latest Balance Sheet or acquired since the date thereof, free and clear of all Restrictions, except for (i) liens for current taxes not yet due and payable, (ii) liens set forth under Section 5.12(d) of the Disclosure Schedule, (iii) the properties subject to the Lease, (iv) assets disposed of since the date of its Latest Balance Sheet in the ordinary course of business consistent with past practices, (v) liens imposed by law and incurred in the ordinary course of business consistent with past practices for obligations not yet due to carriers, warehousemen, laborers and materialmen and (vi) liens in respect of pledges or deposits under workers' compensation laws, all of which liens in classes (i) through (vi) aggregate less than $10,000.

          (e) Section 5.12.E of the Disclosure Schedule lists all equipment, machinery, motor vehicles, trailers, furniture, fixtures and leasehold improvements which are (i) owned by the Company (ii) leased by the Company as lessee, or (iii) owned by any third party for which the Company is responsible. All items of such property are in good operating and readily usable condition and state of repair, ordinary wear and tear excepted, have been properly serviced and maintained in accordance with the Company's usual and customary business practices and, in the Principal Shareholders' opinion, are fit for the purposes for which they have been used.

          (f) The Company has received no notice of any condemnation proceeding with respect to any of the Real Property.

     5.13. Accounts Receivable. The accounts receivable, notes receivable and other receivables of the Company reflected on its Latest Balance Sheet and as acquired by the Company since November 30, 2005, are valid receivables created in the ordinary course of business consistent with past practices and are not subject to valid counterclaims or set-offs. The goods and services sold and delivered by the Company or by E2 Consulting that gave rise to such accounts receivable were sold and delivered in conformity with all applicable purchase orders, agreements and specifications consistent with past practices.

     5.14. Customers. No customer that is material to the Company has provided notice that it will stop or decrease the rate of business done with the Company except for changes in the ordinary course of the Company's business consistent with past practices.

     5.15. Tax Matters.

          (a) The Company, E2 Consulting, any affiliated, combined, consolidated or unitary group of which the Company is or was a member, and any "Plans" (as defined in Section 5.20), as the case may be (each, a "Tax Affiliate" and, collectively, the "Tax Affiliates"), has: (i) timely filed, or has had timely filed on its behalf, or will timely file, all returns, declarations, reports, estimates, information returns, and statements ("Returns") required to be filed or sent by it in respect of any "Taxes" (as defined in subsection H below) for all periods prior to the Closing Date; (ii) timely and properly paid, or has had paid on its behalf or has reflected such obligation on the Latest Balance Sheet, all Taxes due and payable with respect to such Returns; and (iii) complied with all applicable laws, rules, and regulations relating to the withholding of Taxes and the payment thereof (including, without limitation, withholding of Taxes under Sections 1441 and 1442 of the Internal Revenue Code of 1986, as amended (the "Code)) and timely and properly withheld from individual employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under all applicable laws.

          (b) All Taxes of the Company and any Tax Affiliate which will be due and payable, whether now or hereafter, for any period ending on or prior to the Closing Date, shall have been paid by or on behalf of the Company or a good faith estimate thereof shall have been reflected on the Latest Balance Sheet.

          (c) The Company has in effect a valid and continuing election to be taxed under Subchapter S of the Code, and has been duly qualified as a Subchapter S corporation for all tax periods commencing November 13, 1997. The Company and the Principal Shareholders have taken all action necessary to preserve Subchapter S status.

          (d) There are no liens for Taxes upon any assets of the Company or of any Tax Affiliate, except liens for Taxes not yet due and payable. The Company is not a party to any tax sharing agreement or other arrangement for the payment or reimbursement of Taxes.

          (e) No deficiency for any Taxes has been proposed, asserted or assessed against the Company or any Tax Affiliate that has not been resolved and paid in full. No waiver, extension or comparable consent given by the Company or the Tax Affiliates regarding the application of the statute of limitations with respect to any Taxes or Returns is outstanding, nor is any request for any such waiver or consent pending. There has been no Tax audit or other administrative proceeding or court proceeding with regard to any Taxes or Returns, nor is any such Tax audit or other proceeding pending, nor has there been any notice to the Company or any Tax Affiliate by any Taxing authority regarding any such Tax audit or other proceeding, or, to the Knowledge of the Principal Shareholders, is any such Tax audit or other proceeding threatened with regard to any Taxes or Returns. The Shareholders do not expect the assessment of any additional Taxes of the Company or the Tax Affiliates and are not aware of any unresolved questions, claims or disputes concerning the liability for Taxes of the Company or the Tax Affiliates which would exceed the estimated reserves established on the Latest Financial Statements.

          (f) Neither the Company nor any Tax Affiliate is a party to any agreement, contract or arrangement that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code and the consummation of the transactions contemplated by this Agreement will not be a factor causing payments to be made by the Company or any Tax Affiliate that are not deductible (in whole or in part) under Section 280G of the Code.

          (g) Neither the Company nor any Tax Affiliate has requested any extension of time within which to file any Return, which Return has not since been filed.

          (h) For purposes of this Agreement, the term "Taxes" means all taxes, charges, fees, levies, or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, social security, unemployment, excise, estimated, severance, stamp, occupation, property, or other taxes, customs duties, fees, assessments, or charges of any kind whatsoever, including, without limitation, all interest and penalties thereon, and additions to tax or additional amounts imposed by any taxing authority, domestic or foreign, upon the Company or any Tax Affiliate.

     5.16. Contracts and Commitments.

          (a) Section 5.16 of the Disclosure Schedule lists the following agreements, whether written or, to the Knowledge of the Principal Shareholders, oral, to which the Company is a party and which are currently in effect:

               (i) bonus, pension, profit sharing, retirement or other form of deferred compensation plan, other than as described under Section 5.20 the Disclosure Schedule (or excluded thereby from inclusion thereunder) ;

               (ii) hospitalization insurance or other welfare benefit plan or practice, whether formal or informal, other than as described under
          Section 5.20 of the Disclosure Schedule (or excluded thereby from inclusion thereunder);

               (iii) stock purchase or stock option plan;

               (iv) contract for the employment of any officer, individual employee or other person on a full-time or consulting basis or relating to severance pay for any such person;

               (v) confidentiality agreements other than described in Section 5.11(f) of the Disclosure Schedule;

               (vi) agreement or indenture relating to the borrowing of money or to mortgaging, pledging or otherwise placing a lien on any of the assets of the Company;

               (vii) guaranty by it or any Shareholder of any obligation for money borrowed by or for the benefit of the Company;

               (viii) lease, guaranty of any lease by any Shareholder of which the Company is a party or agreement under which the Company is lessee of, or holds or operates any property, real or personal, owned by any other party, for which the annual rental exceeds $10,000 other than as described on Section 5.12 of the Disclosure Schedule;

               (ix) lease or agreement under which it is lessor of, or permits any third party to hold or operate, any property, real or personal, for which the annual rental exceeds $10,000 other than as described on
          Section 5.12 of the Disclosure Schedule;

               (x) contract or group of related contracts with the same party for the purchase of products or services under which the undelivered balance of such products or services is in excess of $10,000 (other than purchase orders entered into in the ordinary course of business consistent with past practices);

               (xi) contract or group of related contracts with the same party for the sale of products or services under which the undelivered balance of such products or services has a sales price in excess of $10,000 (other than purchase orders entered into in the ordinary course of business consistent with past practices);

               (xii) contract or group of related contracts with the same party (other than any contract or group of related contracts for the purchase or sale of products or services) continuing over a period of more than six months from the date or dates thereof, not terminable by it on 30 days' or less notice without penalty and involving more than $10,000;

               (xiii) contract or group of related contracts with the same party calling for any rebates, allowances, discounts, performance money or compensation of any type previously paid or granted or to be paid or granted to or by the Company;

               (xiv) contract which prohibits the Company from freely engaging in business anywhere in the world;

               (xv) franchise agreement;

               (xvi) license agreement or agreement providing for the payment or receipt of royalties or other compensation by the Company in connection with the intellectual property rights listed on Section
          5.17 of the Disclosure Schedule;

               (xvii) contract or commitment for capital expenditures in excess of $20,000;

               (xviii) agreement for the sale of any capital asset;

               (xix) contract with any Affiliate which in any way relates to the Company (other than for employment on customary terms);

               (xx) contract under which a change in control of the Company terminates or modifies any of the Company's rights or obligations;

               (xxi) any agreement pursuant to which the Company is providing, or proposes to provide, services or products, including but not limited to any maintenance agreements, or volume sales agreements;

               (xxii) any strategic alliance and business partnership agreements or subcontract agreements; or

               (xxiii) other agreement which is either material to the business of the Company or the transactions contemplated hereby or which was not entered into in the ordinary course of business consistent with past practices.

     Section 5.16 of the Disclosure Schedule shall separately indicate whether any contract, commitment or obligation of the Company listed on such schedule has been guaranteed by any of the Shareholders.

          (b) The Company has performed all material obligations required to be performed by it in connection with the contracts or commitments required to be disclosed on Section 5.16 of the Disclosure Schedule and is not in receipt of any written claim of default under any contract or commitment required to be disclosed under such caption. The Company has no present expectation or intention of not fully performing any material obligation pursuant to any contract or commitment required to be disclosed under such caption. To the Knowledge of the Principal Shareholders, no other party to any contract or commitment required to be disclosed under such caption has committed any material breach or anticipated material breach of such contracts or commitments.

          (c) As of the Closing Date, the Principal Shareholders have provided to Buyer a true and correct copy of each material written contract or commitment, and to the Knowledge of the Principal Shareholders, a written description of each material oral contract or commitment, referred to on
     Section 5.16 of the Disclosure Schedule, together with all amendments, waivers or other changes thereto.

     5.17. Intellectual Property Rights. Section 5.17 of the Disclosure Schedule lists all patents, patent applications, trademarks, service marks, trade names, corporate names and registered copyrights owned by or licensed to the Company, but not including intellectual property rights in mass-market software, e.g., Microsoft Word and Windows XP, that are necessary to the conduct of the Company's business as now conducted. The Company owns and possesses all right, title and interest, or holds a valid license, in and to the intellectual property rights that are necessary to the conduct of the Company's business as now conducted (excluding generally commercially available off-the-shelf software programs licensed to the Company pursuant to shrinkwrap or "click-to-accept" agreements ("Commercial Software"). Except where noted above, Section 5.17 of the Disclosure Schedule describes all intellectual property rights that have been licensed to third parties and those intellectual property rights that are licensed from third parties. Except as described on Section 5.17 of the Disclosure Schedule, the Company has taken commercially reasonable action to protect the intellectual property rights set forth under such caption. Except as described on Section 5.17 of the Disclosure Schedule, to the Knowledge of the Principal Shareholders, there is no infringement or misappropriation by any third party with respect to the intellectual property rights which are listed, and no infringement, illicit copying or misappropriation has occurred by any third party with respect to intellectual property rights in products currently being sold by the Company or with respect to the intellectual property rights in products currently under development (in their present state of development). To the Knowledge of the Principal Shareholders, no claim by any third party contesting the validity of any intellectual property rights listed on Section
5.17 of the Disclosure Schedule has been made or threatened; to the Knowledge of the Principal Shareholders, the Company has received no notice of any infringement, misappropriation or violation by the Company of any intellectual property rights of any third parties, and the Company, to the Knowledge of the Principal Shareholders, has not infringed, misappropriated or otherwise violated any such third-party intellectual property rights.

     5.18. Litigation. There are no actions, suits, proceedings, orders or investigations pending or, to the Knowledge of the Principal Shareholders, threatened against the Company, at law or in equity, or before or by any arbitrator or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. To the Knowledge of the Principal Shareholders, no governmental entity has at any time challenged or questioned the legal right of the Company to offer or sell any of its products or services in the present manner or style thereof.

     5.19. Employees. To the Knowledge of the Principal Shareholders, no executive employee of the Company and no group of employees has any plans to terminate his, her or their employment, whether in connection with the transactions contemplated by this Agreement or otherwise. There are no discrimination, wage or employment claims pending against the Company nor to the Knowledge of the Principal Shareholders are there any facts that would give rise to such a claim. There are no workers' compensation claims pending against the Company nor are the Principal Shareholders aware of any facts that would give rise to such a claim. To the Knowledge of the Principal Shareholders, no employee of the Company is subject to any secrecy or noncompetition agreement or any other agreement or restriction of any kind that would impede in any way the ability of such employee to carry out fully all activities of such employee in furtherance of the business of the Company. Other than as set forth on Section
5.19 of the Disclosure Schedule, to the Knowledge of the Principal Shareholders, no employee or former employee of the Company has any claim with respect to any intellectual property rights of the Company set forth on Section 5.17 of the Disclosure Schedule. The Company has provided to Buyer a list, as of the date of this Agreement, of each full-time employee of the Company and each employee whose annual compensation, including salary, bonus and any other remuneration, exceeded $40,000 during the year ended December 31, 2004. Such list also states the position, title, remuneration (including any scheduled salary or remuneration increases), date of employment and accrued vacation pay of each such employee.

     5.20. Employee Benefit Plans.

          (a) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and "Plan" means every plan, fund, contract, program and arrangement (whether written or not) which is maintained or contributed to by the Company (or any company or affiliate thereof acquired by the Company) for the benefit of present or former employees or with respect to which the Company otherwise has current or potential liability. "Plan" includes any arrangement intended to provide: (i) medical, surgical, health care, hospitalization, dental, vision, workers' compensation, life insurance, death, disability, legal services, severance, sickness or accident benefits (whether or not defined in Section 3(1) of ERISA), (ii) pension, profit sharing, stock bonus, retirement, supplemental retirement or deferred compensation benefits (whether or not tax qualified and whether or not defined in Section 3(2) of ERISA), (iii) bonus, incentive compensation, stock option, stock appreciation right, phantom stock or stock purchase benefits, or (iv) salary continuation, unemployment, supplemental unemployment, termination pay, vacation or holiday benefits (whether or not defined in Section 3(3) of ERISA). Section 5.20 of the Disclosure Schedule sets forth all Plans by name and brief description identifying: (i) the type of Plan, (ii) the funding arrangements for the Plan, and (iii) the sponsorship of the Plan.

          (b) To the extent required (either as a matter of law or to obtain the intended tax treatment and tax benefits), all Plans comply with the requirements of ERISA and the Code. With respect to the Plans, (i) all required contributions which are due have been made and a proper accrual has been made on the books and records of the Company for all future contribution obligations; (ii) there are no actions, suits or claims pending, other than routine uncontested claims for benefits; and (iii) there have been no prohibited transactions (as defined in Section 406 of ERISA or Section 4975 of the Code). All benefits under the Plans are payable either through a fully-funded trust or an insurance contract and no Plan is self-funded.

          (c) Buyer has received true and complete copies of (i) all Plan documents, including related trust agreements or funding arrangements; (ii) the most recent determination letter, if any, received by the Company from the IRS regarding the Plans and any amendment to any Plan made subsequent to any Plan amendments covered by any such determination letter;

     (iii) the most recent financial statements for the Plans; (iv) the most recently prepared actuarial valuation reports; (v) current summary plan descriptions; (vi) annual returns/reports on Form 5500 and summary annual reports for each of the most recent three plan years; (vii) any filings with the IRS or the Department of Labor ("DOL") within the last five years preceding the date of this Agreement; and (viii) any material correspondence to or from the IRS or DOL within the last three years preceding the Closing Date in connection with any Plan. To the Knowledge of the Principal Shareholders, nothing has occurred that could adversely affect the qualification of the Plans and their related trusts.

          (d) The Company does not maintain or contribute to (and has never contributed to) any multi-employer plan, as defined in Section 3(37) of ERISA. The Company has no actual or potential liabilities under Title IV of ERISA, including under Section 4201 of ERISA for any complete or partial withdrawal from a multi-employer plan. The Company has no actual or potential liability for death or medical benefits after separation from employment, other than (i) death benefits under the employee benefit plans or programs (whether or not subject to ERISA) set forth on Section 5.20 of the Disclosure Schedule and (ii) health care continuation benefits described in Section 4980B of the Code.

          (e) Neither the Company nor, to the Knowledge of the Principal Shareholders, any of its directors, officers, employees or other "fiduciaries", as such term is defined in Section 3(21) of ERISA, has committed any breach of fiduciary responsibility imposed by ERISA or any other applicable law with respect to the Plans which would subject the Company, Buyer, Buyer's subsidiaries or any of their respective directors, officers or employees to any liability under ERISA or any applicable law.

          (f) The Company has incurred no liability for any tax or civil penalty or any disqualification of any Plan imposed by Sections 4980B and 4975 of the Code and Part 6 of Title I and Section 502(i) of ERISA.

          (g) Except with respect to Taxes on benefits paid or provided, no Tax has been waived or excused, has been paid or is owed by any person (including, but not limited to, any Plan, any Plan fiduciary or the Company) with respect to the operations of, or any transactions with respect to, any Plan. No reserve for any Taxes has been established with respect to any Plan by the Company nor has any advice been given to the Company with respect to the need to establish such a reserve.

          (h) There are no (i) legal, administrative or other proceedings or governmental investigations or audits, or (ii) complaints to or by any governmental entity, which are pending, anticipated or, to the Knowledge of the Principal Shareholders, threatened, against any Plan or its assets, or against any Plan fiduciary or administrator, or against the Company or its officers or employees with respect to any Plan.

          (i) There are no leased employees, as defined in Section 414(n) of the Code, that must be taken into account with respect to the requirements under Section 414(n)(3) of the Code.

          (j) Each Plan may be terminated directly or indirectly by Buyer and the Company, in their sole discretion, at any time after the Closing Date in accordance with its terms, without causing Buyer or the Company or any of their subsidiaries to incur any liability to any person, entity or government agency for any conduct, practice or omission of the Company which occurred prior to the Closing Date, except for liabilities to and the rights of the employees thereunder accrued prior to the Closing Date, or if later, the time of termination, and except for continuation rights required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or other applicable law.

     5.21. Insurance. Section 5.21 of the Disclosure Schedule sets forth all of the Company's insurance relating to its business and covering property, fire, casualty, liability, life, workmen's compensation. Such insurance is in full force and effect and in the Principal Shareholders' opinion provides adequate insurance coverage for the activities of the Company.

     5.22. Affiliate Transactions. Except as set forth on Section 5.22 of the Disclosure Schedule, no officer, director, employee or shareholder of the Company or any member of the immediate family of any such officer, director, employee or shareholder, or any entity in which any of such persons owns any beneficial interest (other than any publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than one percent of the stock of which is beneficially owned by any of such persons) (collectively "Insiders"), has any agreement with the Company or any interest in any property, real, personal or mixed, tangible or intangible, used in or pertaining to the business of the Company (other than ownership of capital stock of the Company). None of the insiders has any direct or indirect interest in any competitor, supplier or customer of the Company or in any person, firm or entity from whom or to whom the Company leases any property, or in any other person, firm or entity with whom the Company transacts business of any nature. For purposes of this Section 5.22, members of the immediate family of an officer, director or employee shall consist of the spouse, parents, children and siblings of such officer, director or employee. All agreements and transactions between the Company and any insider were made for bona fide business purposes on terms no less favorable than could be obtained from an unaffiliated third party.

     5.23. Officers and Directors; Bank Accounts. Section 5.24 of the Disclosure Schedule lists (a) all officers and directors of the Company and (b) all bank accounts of the Company (designating each authorized signer).

     5.24. Compliance with Laws; Permits.

          (a) The Company and its officers, directors, agents and employees have complied with all applicable laws, regulations and other requirements, including, but not limited to, federal, state, local and foreign laws, ordinances, rules, regulations and other requirements including, without limitation, those pertaining to equal employment opportunity, employee retirement, affirmative action and other hiring practices, occupational safety and health, workers' compensation, unemployment and building and zoning codes, which materially affect the business of the Company or the Real Property and to which the Company may be subject, other than such non-compliance which could not reasonably be expected to result in a Material Adverse Effect on the Company. No claims have been filed against the Company alleging a violation of any such laws, regulations or other requirements. There are no pending or, to the

     Knowledge of the Principal Shareholders, threatened actions to change the zoning or building ordinances or any other laws, rules, regulations or ordinances affecting the Real Property. The Company is not relying on any exemption from or deferral of any such applicable law, regulation or other requirement that would not be available to Buyer after the Closing Date.

          (b) The Company has, in full force and effect, all authorizations, licenses, permits and certificates, from federal, state, local and foreign authorities necessary to conduct its business and own and operate its properties (other than Environmental Permits, as such term is defined in Section 5.25(c)) (collectively, the "Permits"), other than such authorizations, licenses, permits and certificates which, if lacking, could not reasonably be expected to result in a Material Adverse Effect on the Company. A true, correct and complete list of all of the Permits is set forth on Section 5.24(b) of the Disclosure Schedule. The Company has conducted its business in compliance with all material terms and conditions of the Permits.

          (c) Except as set forth on Section 5.24(c) of the Disclosure Schedule, the Company has not made or agreed to make any gifts of money, other property or similar benefits (other than incidental gifts of articles of nominal value) to any actual or potential customer, supplier, governmental employee or any other person in a position to assist or hinder the Company in connection with any actual or proposed transaction.

     5.25. Environmental Matters. Section 5.12(a) of the Disclosure Schedule lists all of the Real Property currently or previously owned, used, occupied or leased by the Company.

          (a) As used in this Section 5.25, the following terms shall have the following meanings:

               (i) "Hazardous Materials" means any dangerous, toxic or hazardous pollutant, contaminant, chemical, waste, material or substance as defined in or governed by any Environmental Laws including, without limitation, any asbestos and asbestos-containing material, lead paint, urea formaldehyde, radon, PCBs, petroleum, petroleum hydrocarbons, benzene, toluene and other products based on or derived from petroleum.

               (ii) "Environmental Laws" means all applicable foreign, federal, state and local laws, rules, regulations, codes, ordinances, orders, decrees, directives, permits, licenses and judgments relating to pollution, contamination or protection of the environment, human health or safety or Hazardous Materials.

               (iii) "Release" shall mean the spilling, leaking, disposing, discharging, emitting, depositing, ejecting, leaching, escaping or any other release or threatened release, however defined, whether intentional or unintentional, of any Hazardous Material.

               (iv) "Environmental Claim" shall mean any claim, action, cause of action, investigation or written notice by any person alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from the presence or Release of any Hazardous Material at any location, whether or not owned or operated by the Company.

          (b) All activities and conduct of the Company related to the Real Property substantially comply and have substantially complied with Environmental Laws;

          (c) There has been no Release or threatened Release by the Company of Hazardous Materials on, under, in, from or about the Real Property or otherwise related to the operations of the Company, that has subjected the Company to an Environmental Claim;

          (d) The Company has not disposed or arranged for disposal of Hazardous Materials on any third party real property that has subjected the Company to an Environmental Claim; and

          (e) The Company has not received any written notice, demand, letter, claim or request for information relating to the Real Property alleging violation of or liability under any Environmental Laws and there are no claims or threatened claims relating to or otherwise alleging liability on the part of the Company under any Environmental Law.

     5.26. Brokerage. No third party shall be entitled to receive any brokerage commissions, finder's fees, fees for financial advisory services or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Company or either of the Principal Shareholders.

     5.27. E2 Consulting. As of the Closing Date, the Company shall be the owner of all right, title and interest in the business and assets previously held by E2 Consulting. The representations and warranties set forth in Sections 5.9 to 5.25, except for Sections 5.13, 5.14 and 5.23, shall apply in all respects to such business and assets.

                                   ARTICLE VI
            REPRESENTATIONS AND WARRANTIES OF THE OPTION SHAREHOLDERS

         As a material inducement to Buyer to enter into this Agreement, with the understanding that Buyer will be relying thereon in consummating the transactions contemplated by this Agreement, each of the Option Shareholders jointly and but not severally hereby makes the representations and warranties set forth in this ARTICLE VI.

     6.1. Execution; Delivery; Valid and Binding Agreements. Each of the Option Shareholders has the right, power and capacity to execute, deliver and perform this Agreement and, if applicable, the Employment Agreements to which he is a party, and each of the other agreements, documents and instruments contemplated by this Agreement to which he is a party (collectively, the "Option Shareholder Documents") and to consummate the transactions contemplated hereby and thereby. The Option Shareholder Documents have been duly and validly executed and delivered by each of the Option Shareholders and constitute the legal, valid and binding obligation of each of the Option Shareholders enforceable in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability. None of the Option Shareholders is acting in a fiduciary or representative capacity.

     6.2. No Breach. The execution, delivery and performance of the Option Shareholder Documents by each of the Option Shareholders and the consummation by each of the Option Shareholders of the transactions contemplated hereby and thereby do not and will not conflict with, or result in any breach of, any of the provisions of, constitute a default under, result in a violation of, result in the creation of a right of termination or acceleration of any lien, security interest, charge or encumbrance upon any of the assets of the Company or any of the Option Shareholders or require any authorization, consent, approval, exemption or other action by, or notice to, any court or other governmental body under, the provisions of the Articles of Incorporation or Bylaws of the Company or any indenture, mortgage, lease, loan agreement or other agreement or instrument by which the Company or any Option Shareholder is bound or affected, or any law, statute, rule or regulation or order, judgment or decree to which the Company or any Option Shareholder is subject.

     6.3. Governmental Authorities; Consents. None of the Option Shareholders is required to submit any notice, report or other filing with any governmental authority in connection with the execution or delivery of this Agreement or the consummation of the transactions contemplated hereby. No consent, approval or authorization of any governmental authority or any other party or person is required to be obtained by any of the Option Shareholders in connection with the execution, delivery and performance of this Agreement or the transactions contemplated hereby by the Option Shareholders.

     6.4. Ownership of Capital Stock. The Option Shareholders shall own at Closing, beneficially and of record, all right, title and interest in and to the shares of the Company's common stock set forth opposite their names on Schedule A, free and clear of any Restrictions.

     6.5. Brokerage. No third party shall be entitled to receive any brokerage commissions, finder's fees, fees for financial advisory services or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Company or any of the Option Shareholders.

                                  ARTICLE VII
                     REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer hereby represents and warrants to the Shareholders that:

     7.1. Incorporation and Corporate Power. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Minnesota, with the requisite corporate power and authority to enter into this Agreement and perform its obligations hereunder.

     7.2. Execution, Delivery; Valid and Binding Agreement. The execution, delivery and performance of this Agreement, the Employment Agreements, the Escrow Agreement and each of the other agreements, documents and instruments contemplated by this Agreement to which Buyer is a party (the "Buyer Documents") by Buyer and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite action of Buyer's Board of Directors, and no other proceedings on its part are necessary to authorize the execution, delivery or performance of this Agreement. The Buyer Documents have been duly executed and delivered by Buyer, and the Buyer Documents constitute the valid and binding obligations of Buyer enforceable in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

     7.3. No Breach. The execution, delivery and performance of the Buyer Documents by Buyer and the consummation by Buyer of the transactions contemplated hereby and thereby do not and will not conflict with or result in any breach of any of the provisions of, constitute a default under, result in a violation of, result in the creation of a right of termination or acceleration or any lien, security interest, charge or encumbrance upon any assets of Buyer, or require any authorization, consent, approval, exemption or other action by or notice to any court or other governmental body under, the provisions of the Certificate of Incorporation or Bylaws of Buyer or any indenture, mortgage, lease, loan agreement or other agreement or instrument by which Buyer is bound or affected, or any law, statute, rule or regulation or order, judgment or decree to which Buyer is subject.

     7.4. Governmental Authorities; Consents. Buyer is not required to submit any notice, report or other filing with any governmental authority in connection with the execution or delivery by it of this Agreement or the consummation of the transactions contemplated hereby. No consent, approval or authorization of any governmental or regulatory authority or any other party or person is required to be obtained by Buyer in connection with its execution, delivery and performance of this Agreement or the transactions contemplated hereby.

     7.5. Capitalization. Immediately prior to the issuance of the Closing Shares, the authorized capital stock of Buyer will consist of the shares as reported and reflected on the most current Buyer SEC Documents as described in
Section 7.7.

     7.6. Issuance of Buyer Common Stock. Upon issuance in accordance with the terms and conditions of this Agreement, the Closing Shares, including the Escrow Shares, shall be duly and validly issued and outstanding, fully paid and nonassessable, free and clear of any Restrictions with respect to issuance and shall not be subject to preemptive rights or similar rights of any other shareholders of Buyer. The Closing Shares, including the Escrow Shares, will have be issued in material compliance with all applicable United States federal and state securities laws.

     7.7. SEC Reports.

          (a) All registration statements, reports and definitive proxy statements required to be filed by Buyer with the Securities and Exchange Commission ("SEC") between January 1, 2002 and the date hereof (the "Buyer SEC Documents") have been so filed. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Buyer SEC Documents complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and the rules and regulations of the SEC thereunder applicable thereto and
     (ii) none of the Buyer SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (b) As of the time filed with the SEC, the financial statements (including any related notes) contained in the Buyer SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto, (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC or the regulations promulgated under the Exchange Act by the SEC) and (iii) fairly presented, in all material respects, the financial position of Buyer and its consolidated subsidiaries, as of the respective dates thereof and the results of operations of Buyer and its consolidated subsidiaries for the periods covered thereby.

     7.8. No Litigation. There are no actions, suits, proceedings, orders or investigations pending or, to the Knowledge of Buyer, threatened against Buyer, at law or in equity, or before or by any arbitrator or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign which could affect the enforceability of this Agreement, or the ability of Buyer to consummate the transactions contemplated by, or perform Buyer's obligations under, this Agreement, the Employment Agreements or the Escrow Agreement.

     7.9. Availability of Funds. Buyer has now, or has available to it, sufficient immediately available funds, in cash, to pay the Purchase Price and to pay any other amounts payable pursuant to this Agreement and to effect the transactions contemplated hereby. Buyer's ability to pay the Purchase Price and to perform its other obligations hereunder are not contingent on Buyer or any of its Affiliates raising any equity capital, obtaining specific financing thereof or obtaining the consent of any lender.

     7.10. Brokerage. No third party shall be entitled to receive any brokerage commissions, finder's fees, fees for financial advisory services or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Buyer except with respect to compensation payable by Buyer to Greene, Holcomb & Fisher LLC.

                                  ARTICLE VIII
                                    COVENANTS

     8.1. Conduct of the Business. The Principal Shareholders agree to cause the Company to observe each term set forth in this Section 8.1 and agree that, from the date of this Agreement until the Closing Date, unless otherwise consented to by Buyer in writing or expressly contemplated herein and other than the Company's issuance of the Option Shares to the Option Shareholders:

          (a) The business of the Company shall be conducted only in, and the Company shall not take any action or enter into any contract or agreement except in, the ordinary course of its business, on an arm's-length basis and in accordance with all applicable laws, rules and regulations and the Company's past practices;

          (b) Except as contemplated by this Agreement or with the prior written consent of Buyer, the Company shall not, directly or indirectly, do or permit to occur any of the following:

               (i) issue or sell any additional shares of, or any options, warrants, conversion privileges or rights of any kind to acquire any shares of, any of its capital stock, other than the Company's issuance of the Option Shares to the Option Shareholders;

               (ii) sell, pledge, dispose of or encumber any of its assets, except in the ordinary course of business consistent with past practices;

               (iii) amend or propose to amend its articles of incorporation or bylaws;

               (iv) split, combine or reclassify any of the outstanding shares of its capital stock, or declare, set aside or pay any dividend or other distribution payable in cash, stock, property or otherwise with respect to shares of its capital stock;

               (v) redeem, purchase or acquire or offer to acquire any of its outstanding capital stock;

               (vi) acquire (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, joint venture or other business organization or division or material assets thereof;

               (vii) incur, assume or guarantee any indebtedness for borrowed money or issue any debt securities, except the borrowing of working capital in the ordinary course of business consistent with past practices, incur any obligations or liabilities (whether absolute, accrued, contingent or otherwise and whether due or to become due), or create, assume or incur any lien, claim, encumbrance or other charge on any asset, other than in the ordinary course of business consistent with past practices;

               (viii) accelerate or defer the payment of undisputed accounts payable or other accrued expenses owed to trade creditors or other third parties having business relationships with the Company;

               (ix) accelerate, beyond the normal collection cycle, or defer collection of accounts receivable, manufacturers' rebates, promotional allowances and other receivables;

               (x) enter into or propose to enter into, or modify or propose to modify, any Lease or exercise or waive any option, or consent to any modification, act or omission by any landlord requiring tenant's consent under any Lease;

               (xi) enter into or propose to enter into or modify or propose to modify any agreement, arrangement or understanding with respect to any of the matters set forth in this Section 8.1(b);

               (xii) sell, lease, license or otherwise dispose of any assets or properties, other than in the ordinary course of business consistent with past practices;

               (xiii) accelerate or defer the construction of improvements at any of the locations of its business; or

               (xiv) accelerate or defer the purchase of fixtures, equipment, leasehold improvements, vehicles, other items of machinery and equipment and other capital expenditures.

          (c) The Company shall not, directly or indirectly:

               (i) enter into or modify any employment, severance, change in control or similar agreements or arrangements with, or grant any bonuses, salary increases, severance, change in control or termination pay to, any officers or directors or consultants;

               (ii) except as set forth on Section 8.1(c) of the Disclosure Schedule, take any action with respect to the grant of any bonuses, salary increases, severance, change in control or termination pay, or with respect to any increase of benefits payable in effect on the date hereof or pay or incur any legal, accounting or other expenses relating to or attributable to the transactions described and contemplated by this Agreement; or

               (iii) intentionally take any action which would render, or which reasonably may be expected to render, any representation or warranty made by it in this Agreement untrue or inaccurate at the Closing.

          (d) The Company shall not adopt or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, trust, fund or group arrangement for the benefit or welfare of any employees or any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or arrangements for the benefit or welfare of any director or consultant, other than the acceleration of the options to purchase the Option Shares owned by the Option Shareholders;

          (e) The Company shall not cancel or terminate its current insurance policies or cause any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies providing coverage equal to or greater than the coverage under the canceled, terminated or lapsed policies for substantially similar premiums are in full force and effect;

          (f) The Company shall:

               (i) use its commercially reasonable efforts to preserve intact its business organization and goodwill, keep available the services of its officers and employees as a group and maintain satisfactory relationships with suppliers, customers and others having business relationships with it;

               (ii) confer on a commercially reasonable basis with representatives of Buyer to report operational matters and the general status of ongoing operations;

               (iii) promptly notify Buyer of any emergency or other change in the normal course of its business and of any governmental or third party complaints, investigations or hearings (or communications indicating that the same may be contemplated) if such emergency, change, complaint, investigation or hearing would be material, individually or in the aggregate, to the business, operations or financial condition of it or to its ability to consummate the transactions contemplated by this Agreement; and

               (iv) promptly notify Buyer in writing if it shall discover that any representation or warranty made by it in this Agreement was when made untrue in any material respect;

          (g) Except as otherwise set forth on Section 8.1(g) of the Disclosure Schedule, the Company (for purposes of this Section 8.1(g), all references to the Company shall include the Affiliates, and any former subsidiaries and Affiliates, of the Company) shall file or cause to be filed, on or prior to the due date, all Returns, including all returns and reports relating to the Plans, that are required to be filed on or before the Closing Date (all Returns described in this Section 8.1(g) and any schedules to be included therewith shall be prepared on a basis consistent with those of the Company prepared for prior Tax periods); provided, however, that the Company shall not file any such Returns, or other Returns, elections, claims for refund or information statements with respect to any liabilities for Taxes (other than federal, state or local sales, use, withholding or employment tax returns or statements) for any Tax period, or consent to any adjustment or otherwise compromise or settle any matters with respect to Taxes, without the prior written consent of Buyer, which may be withheld or granted in its sole and absolute discretion; the Principal Shareholders shall provide Buyer with a copy of appropriate work papers, schedules, drafts and final copies of each federal and state income Return or election of the Company at least 20 days before filing such Return or election and shall reasonably cooperate with any request by Buyer in connection therewith;

          (h) The Company shall not (i) make or rescind any express or deemed election or take any other discretionary position relating to Taxes, (ii) settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes or (iii) change any of its methods of reporting income or deductions for federal income Tax purposes from those employed in the preparation of the federal income Returns for the taxable year ended December 31, 2004;

          (i) The Company shall not authorize, recommend, propose or announce an intention to do any of the foregoing actions proscribed by this Section 8.1, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing actions.

     8.2. Tax Returns after the Closing. Buyer shall be responsible for the preparation of and timely filing (taking into account any extensions received from the relevant taxing authorities) of all Returns required by Law to be filed by the Company after the Closing Date, including, but not limited to, all Returns for the Tax period ending on the Closing Date (the "Stub Period Returns"). Buyer shall provide the Principal Shareholders with a copy of appropriate work papers, schedules, drafts and final copies of each Stub Period Return at least 20 days before filing such Stub Period Return and shall reasonably cooperate with any request by the Principal Shareholders in connection therewith. If the Principal Shareholders notify Buyer in writing prior to the expiration of such 20-day period concerning any specific objections to any such Stub Period Return, the parties and their tax advisors shall meet within 20 days after Buyer's receipt of such notice to discuss and attempt to resolve such objections. Buyer shall send a new Stub Period Return to the Principal Shareholders within 10 days following such meeting, reflecting any resolutions that may have resulted from such meeting, and Buyer may file the same at any time more than 20 days thereafter.

     8.3. Assistance and Cooperation. After the Closing Date, each Principal Shareholder and Buyer shall:

          (a) assist (and cause its respective affiliates to assist) the other party in preparing any Returns which such other party is responsible for preparing and filing in accordance with Section 8.2;

          (b) make available to the other and to any taxing authority as reasonably requested all information, records and documents relating to Tax liabilities which are attributable to the Company;

          (c) preserve all such information, records and documents until the expiration of any applicable statutes of limitations or extensions thereof and as otherwise required by Law;

          (d) make available to the other, as reasonably requested, personnel responsible for preparing or maintaining information, records and documents in connection with Tax matters;

          (e) keep confidential any information obtained pursuant to this
     Section 8.3, except as may otherwise be necessary in connection with the filing of Returns or claims for refund or in conducting any audit or other Tax proceeding; and

          (f) furnish the other with adequate information which would enable the other to determine its entitlement to, and the amount of, any refund or credit to which either reasonably believes the other may be entitled.

     8.4. Access to Books and Records. Between the date hereof and the Closing Date, the Principal Shareholders shall cause the Company to afford to Buyer and its authorized representatives (the "Buyer's Representatives") full access at all reasonable times during normal business hours and upon reasonable notice to the offices, properties, books, records, officers, employees and other items of the Company and the work papers of the Company's independent accountants, relating to work done by such accountants, with respect to the Company for each of the fiscal years ended December 31, 2004 and December 31, 2003 (and prior years if requested), and otherwise provide such assistance as is reasonably requested by Buyer in order that Buyer may have a full opportunity to make such investigation and evaluation as it shall reasonably desire to make of the business and affairs of the Company. In addition, the Principal Shareholders shall cause the Company to cooperate fully (including providing introductions where necessary) with Buyer to enable Buyer to contact such third parties, including landlords, lenders, agencies, vendors or suppliers of the Company, as Buyer deems reasonably necessary to complete its due diligence; provided, however, that any such contact shall be made only with the prior consent of the Company which consent will not be unreasonably withheld.

     8.5. Conditions. The Shareholders shall cause the Company to take all commercially reasonable actions necessary or desirable to cause the conditions set forth in Section 9.1 to be satisfied. Buyer shall take all commercially reasonable actions necessary or desirable to cause the conditions set forth in
Section 9.2 to be satisfied.

     8.6. No Negotiations. Neither the Company nor any Shareholder shall, directly or indirectly, through any officer, director, shareholder, agent or otherwise (a) solicit, initiate or encourage submission of any proposal or offer from any person or entity (including any of its or their officers, shareholders or employees) relating to any liquidation, dissolution, recapitalization, merger, consolidation or acquisition or purchase of all or a material portion of the assets of, or any equity interest in, the Company or other similar transaction or business combination involving the Company, or (b) participate in any negotiations regarding, or furnish to any other person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person or entity to do or seek any of the foregoing. The Shareholders shall promptly notify Buyer if any such written proposal or offer, or any inquiry from or contact with any person with respect thereto, is made and shall promptly provide Buyer with such information regarding such proposal, offer, inquiry or contact as Buyer may request.

     8.7. UCC Searches. Buyer shall, at its expense, obtain reports of UCC searches as to the Company, made of the Uniform Commercial Code records and federal and state tax lien searches as to the Company for all business locations thereof.

     8.8. Consents and Approvals. The Principal Shareholders shall, at the Company's expense, obtain, or cause to be obtained, each consent and approval designated by Buyer prior to the date hereof.

     8.9. Waivers. Each of the Principal Shareholders hereby irrevocably and unconditionally waives any right to indemnification from the Company, whether available under the charter documents of the Company, an agreement or policy or state law, arising in connection with any breach by the Principal Shareholders of any representation, warranty or covenant in this Agreement.

     8.10. Noncompetition Covenant. Each of the Shareholders entering into the Employment Agreements agrees, as additional consideration for the transactions described herein, to be bound by the provisions of this Section 8.10.

          (a) Noncompetition Agreement.

               (i) During the Principal Shareholders' employment with Buyer and for a period of the greater of three years from the Closing Date or 24 months after Principal Shareholder's resignation or termination of employment for any reason, other than without Cause or for Good Reason (as each term is defined in the Employment Agreement) (the "Noncompete Period"), Principal Shareholder shall not render services, directly or indirectly, to any Conflicting Organization (as defined below) in the United States or in any foreign country or territory in which the services Principal Shareholder may provide could enhance the use or marketability of a Conflicting Product (as defined below) by application of confidential information that Principal Shareholder shall have had access to during Principal Shareholder's employment with the Buyer or the Company or during the period of Principal Shareholder's ownership of stock of the Company, except that Principal Shareholder may accept employment with a Conflicting Organization whose business is diversified and which is, as to that part of its business in which Principal Shareholder accepts employment, not a Conflicting Organization, provided that Buyer, prior to Principal Shareholder's accepting such employment, shall receive separate written assurances satisfactory to Buyer from such Conflicting Organization and from Principal Shareholder, that Principal Shareholder will not render services directly or indirectly, for a 24-month period, in connection with any Conflicting Product. Principal Shareholder also agrees that during Principal Shareholder's employment with Buyer and for a period of 24 months thereafter, Principal Shareholder will not render services to any other organization or person in a position in which Principal Shareholder could use Confidential Information (as defined in the Employment Agreements) to the detriment of Buyer.

               (ii) "Conflicting Organization" means any person or organization that is engaged in (or about to become engaged in) research on, consulting regarding, or development, production, marketing or selling of a Conflicting Product.

               (iii) "Conflicting Product" means any product, process, technology, machine, invention or service of any person or organization other than Buyer in existence or under development which resembles or competes with a product, process, technology, machine, invention or service upon which Principal Shareholder shall have worked or about which Principal Shareholder has become or hereafter becomes knowledgeable as a result of employment with the Company or Buyer and whose use or marketability could be enhanced by application to it of Confidential Information which Principal Shareholder shall have had access to during Principal Shareholder's employment with the Buyer or the Company or during the period of Principal Shareholder's ownership of stock of the Company.

          (b) Non-Solicitation Agreement. During the Principal Shareholder's employment with Buyer and for a period of the greater of three years from the Closing Date or 24 months after Principal Shareholder's resignation or termination of employment for any reason, other than without Cause or for Good Reason (as each term is defined in the Employment Agreement), Principal Shareholder shall not:

               (i) Solicit Buyer's or the Company's current or former customers or potential or prospective customers on behalf of himself or any other business, person or entity for the purpose of selling, offering, providing or otherwise making available products or services that are the same as or similar to those products and services that were offered by Buyer or the Company at any time during Principal Shareholder's employment with the Buyer or the Company or during the period of Principal Shareholder's ownership of stock of the Company

               (ii) Exploit or use contacts, developed or made during Principal Shareholder's employment with Buyer or the Company, for the purpose of soliciting Buyer's or the Company's current or former customers or potential or prospective customers on Principal Shareholder's behalf or the behalf of any other business, person or entity for purposes of selling, offering, providing or otherwise making available products or services that are the same as or similar to those products and services that were offered by Buyer or the Company at any time during Principal Shareholder's employment with the Buyer or the Company or during the period of Principal Shareholder's ownership of stock of the Company; or

               (iii) Directly or indirectly induce or attempt to induce any of Buyer's then current employees or independent contractors to terminate their employment, contractual or other relationship with Buyer, or otherwise interfere or attempt to interfere with that existing employment or other relationship with Buyer.

          (c) Non-Disparagement. During Principal Shareholder's employment with Buyer and at all times thereafter, Principal Shareholder shall not disparage or defame, or allow or cause others to disparage or defame, Buyer or the Company, its Board of Directors, directors, officers, employees, customers or vendors.

          (d) Irreparable Harm. The parties acknowledge that Buyer will suffer irreparable harm if Principal Shareholder breaches the provisions of this
     Section 8.10. Accordingly, Buyer shall be entitled, in addition to any other right and remedy it may have at law or equity, to a temporary restraining order and/or injunction, without the posting of a bond or other security or with the posting of a minimal bond or security where required by applicable law, enjoining or restraining Principal Shareholder from any violation of this Section 8.10, and Principal Shareholder hereby consents to Buyer's right to seek the issuance of such injunction. If Buyer institutes any such action against Principal Shareholder, alone or in conjunction with any third party or parties, to enforce any terms or provisions of this Section 8.10, the applicable court or judicial authority shall determine whether Buyer or Principal Shareholder is entitled to receive from the opposing party (or parties) in the action reasonable attorneys' fees incurred by Buyer or Principal Shareholder in such action and all costs and expenses incurred in connection therewith.

          (e) Limit to Extent Enforceable. In the event that a court of competent jurisdiction determines that any of the provisions of this
     Section 8.10 are unreasonable, it may limit such provision to the extent it deems reasonable, without declaring the provisions of Section 8.10 invalid in its entirety. This provision shall not be construed as an admission by Buyer, but is only included to provide Buyer with the maximum possible protection for its business, confidential information, trade secrets and data, consistent with the right of Principal Shareholder to earn a livelihood subsequent to the termination of Principal Shareholder's employment.

          (f) Compliance. To enable Buyer to monitor Principal Shareholder's compliance with the obligations imposed by this Agreement, including this
     Section 8.10, Principal Shareholder shall during the Noncompete Period, following Principal Shareholder's termination or resignation, inform Buyer of the identity of any new employer of Principal Shareholder and of Principal Shareholder's job title and responsibilities with any such employer.

          (g) Survival of Provisions. The parties agree that the provisions in this Section 8.10 shall survive termination of this Agreement and Principal Shareholder's resignation or the termination of Principal Shareholder's employment for any reason except as otherwise provided in this Agreement.

     8.11. Conduct of Buyer's Business. During the period from the date hereof to the Closing Date, Buyer shall:

          (a) promptly notify the Shareholders in writing if it shall discover that any representation or warranty made by it in this Agreement was when made, or has subsequently become, untrue in any material respect; and

          (b) not intentionally take any action which would render, or which reasonably may be expected to render, any representation or warranty made by it in this Agreement untrue or inaccurate at Closing.

     8.12. Tax Audits. In the event of a tax audit or other similar proceeding involving the transactions contemplated by the terms of this Agreement involving the Company, any of the Shareholders or Buyer, the parties not subject to such audit or proceeding shall cooperate with the party subject to such audit or proceeding (the "Audited Party") in such a manner and to such an extent as is reasonably requested by the Audited Party. The Audited Party shall pay all reasonable expenses incurred by such cooperating party. Neither the Company nor any of the Shareholders shall consent to any adjustment or otherwise compromise or settle any matters with respect to any Taxes resulting from the transactions contemplated by this Agreement, without the prior written consent of Buyer, which will not be unreasonably withheld. Buyer shall not consent to any adjustment or otherwise compromise or settle any matters with respect to any Taxes resulting from the transactions contemplated by the terms of this Agreement which create, impose or potentially create or impose any Tax liability on the Shareholders, without the Shareholders' prior written consent which will not be unreasonably withheld. In the event of a tax audit or other similar proceeding involving the Company that relates to the period of time prior to the Closing, the Shareholders shall have the right to participate in such audit or proceeding at their own expense.

     8.13. Section 338(h)(10) Election. Buyer and each of the Shareholders will join in making, and will take any and all action necessary to effect, a timely and irrevocable election under Section 338(h)(10) of the Internal Revenue Code (and the Treasury Regulations and administrative pronouncements thereunder) and any comparable provision of state, local, or foreign Tax law (collectively a "Section 338(h)(10) Election"). Buyer and each of the Principal Shareholders shall file all Tax returns in a manner consistent with the Section 338(h)(10) Election and will not take any position contrary thereto.

     8.14. Allocation of Purchase Price. Buyer, the Company and the Shareholders shall cooperate in good faith after the Closing to allocate the total consideration paid for the assets deemed to be acquired at Closing (the "Assets") pursuant to the parties' Section 338(h)(10) Election pursuant to
Section 8.13 in the form set forth in Section 8.14 of the Disclosure Schedule. Such allocation shall be completed and reflected therein by mutual written agreement on or before February 15, 2006, and shall be used by the parties hereto for all Tax purposes and filings, including IRS Form 8594 and similar forms that may be promulgated in the future.

                                   ARTICLE IX
                              CONDITIONS TO CLOSING

     9.1. Conditions to Buyer's Obligations. Except as may be waived by Buyer, the obligation of Buyer to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions on or before the Closing Date:

          (a) The representations and warranties set forth in ARTICLE V and
     ARTICLE VI shall be true and correct at and as of the Closing Date.

          (b) The Shareholders shall have performed all of the covenants and agreements required to be performed and complied with by them under this Agreement prior to the Closing Date.

          (c) The Company shall have acquired all of the business and assets of E2 Consulting.

          (d) The Principal Shareholders shall have caused the Company to have obtained each consent and approval designated by Buyer prior to the Closing Date.

          (e) All other material governmental filings, authorizations and approvals that are required for the consummation of the transactions contemplated hereby and are designated by Buyer prior to the Closing Date will have been duly made and obtained.

          (f) There shall not be threatened, instituted or pending any action or proceeding brought by the Shareholders, the Company or any other person not a party hereto, before any court or governmental authority or agency, domestic or foreign, (i) challenging or seeking to make illegal, or to delay or otherwise directly or indirectly restrain or prohibit, the consummation of the transactions contemplated hereby or seeking to obtain material damages in connection with such transactions, (ii) seeking to prohibit direct or indirect ownership or operation by Buyer of all or a material portion of the business or assets of the Company, or to compel Buyer or any of its subsidiaries or the Company to dispose of or to hold separately all or a material portion of the business or assets of Buyer and its subsidiaries or of the Company, as a result of the transactions contemplated hereby, (iii) seeking to invalidate or render unenforceable any material provision of this Agreement, or (iv) otherwise relating to and materially adversely affecting the transactions contemplated hereby.

          (g) There shall not be any action taken, or any statute, rule, regulation, judgment, order or injunction enacted, entered, enforced, promulgated, issued or deemed applicable to the transactions contemplated hereby by any federal, state or foreign court, government or governmental authority or agency, which would reasonably be expected to result, directly or indirectly, in any of the consequences referred to in Section 9.1(f).

          (h) Buyer shall not have discovered any fact or circumstance existing as of the date of this Agreement which has not been disclosed to Buyer regarding the business, assets, properties, condition (financial or otherwise), results of operations or prospects of the Company which would have a Material Adverse Effect on the Company.

          (i) There shall have been no damage, destruction or loss of or to any property or properties owned or used by the Company, whether or not covered by insurance, which would have a Material Adverse Effect on the Company.

          (j) At the Closing, the Shareholders shall have delivered (or caused to be delivered) to Buyer all of the following:

               (i) Certificates of each of the Principal Shareholders, dated the Closing Date, stating that the conditions precedent set forth in Sections 9.1(a) and 9.1(b) have been satisfied.

               (ii) Copies of the third party and governmental consents, approvals and other documents referred to in Sections 9.1(d) and 9.1(e) or elsewhere herein.

               (iii) A copy of the Articles of Incorporation of the Company certified by the Secretary of State of the State of Texas, a Certificate of Existence from the Texas Secretary of State and a Certificate of Good Standing from the Texas Comptroller of Public Accounts evidencing the good standing and existence of the Company in the State of Texas, each dated within a reasonable period of the Closing Date.

               (iv) An executed copy of the Employment Agreements between Buyer and each of Peter A. Egan, John F. Ellis and Jeff Lietz in the form of Exhibit D.

               (v) An executed copy of the Shareholders Agreement.

               (vi) An executed copy of the Escrow Agreement.

               (vii) Stock certificates representing the Shares, duly endorsed to Buyer or accompanied by duly executed stock powers.

     9.2. Conditions to the Shareholders' Obligations. Except as may be waived by the Shareholders, obligations of the Shareholders to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions on or before the Closing Date:

          (a) The representations and warranties set forth in ARTICLE 7 will be true and correct at and as of the Closing;

          (b) Buyer shall have performed all the covenants and agreements required to be performed by it under this Agreement prior to the Closing;

          (c) All material governmental filings, authorizations and approvals that are required for the consummation of the transactions contemplated hereby will have been duly made and obtained;

          (d) There shall not be threatened, instituted or pending any action or proceeding brought by Buyer or any other person not a party hereto, before any court or governmental authority or agency, domestic or foreign, (i) challenging or seeking to make illegal, or to delay or otherwise directly or indirectly restrain or prohibit, the consummation of the transactions contemplated hereby or seeking to obtain material damages in connection with such transactions, (ii) seeking to invalidate or render unenforceable any material provision of this Agreement, or (iii) otherwise relating to and materially adversely affecting the transactions contemplated hereby;

          (e) There shall not be any action taken, or any statute, rule, regulation, judgment, order or injunction, enacted, entered, enforced, promulgated, issued or deemed applicable to the transactions contemplated hereby by any federal, state or foreign court, government or governmental authority or agency, which would reasonably be expected to result, directly or indirectly, in any of the consequences referred to in Section 9.2(d); and

          (f) The Shareholders shall not have discovered any fact or circumstance existing as of the date of this Agreement which has not been disclosed to the Shareholders regarding the business, assets, properties, condition (financial or otherwise), or results of operations of Buyer which would have a material adverse effect on Buyer.

          (g) At the Closing, Buyer shall have delivered (or caused to be delivered) to the Shareholders (i) a certificate of an appropriate officer of Buyer, dated the Closing Date, stating that the conditions precedent set forth in Sections 9.2(a) and 9.2(b) have been satisfied, (ii) copies of the governmental consents, approvals and other documents referred to in subsection C above and (iii) all of the documents, certificates and instruments required to be delivered by Buyer pursuant to Section 4.2.

                                   ARTICLE X
                                   TERMINATION

     10.1. Termination. This Agreement may be terminated at any time after the execution hereof and prior to the Closing:

          (a) by the mutual written consent of Buyer and the Shareholders;

          (b) by Buyer or the Shareholders if there has been a material breach of a covenant on the part of the other in the covenants set forth in this Agreement; provided, however, that Buyer or the Shareholders shall have 10 days to cure any breach of a covenant upon receipt of notice of such breach of a covenant by another party hereto;

          (c) by either Buyer or the Shareholders, by written notice to the other, if the transactions contemplated hereby have not been consummated by January 31, 2006; provided that neither Buyer nor the Shareholders will be entitled to terminate this Agreement pursuant to this Section 10.1(b) if such party's willful breach of this Agreement has prevented the consummation of the transactions contemplated hereby; or

          (d) by Buyer if, after the date hereof, there shall have been a material adverse change in the business, assets, properties, condition (financial or otherwise), results of operations or prospects of the Company or if an event shall have occurred which, so far as reasonably can be foreseen, would result in any such change, provided that such change has a Material Adverse Effect on the Company.

     10.2. Effect of Termination. In the event of termination of this Agreement by either Buyer or the Shareholders as provided in Section 10.1, this Agreement shall become void and there shall be no liability on the part of Buyer, or the Shareholders, or their respective stockholders, officers, trustees or directors; provided, however, that upon such a termination, Sections 12.1, 12.2, 12.5 and
12.10 shall survive indefinitely. Within two days after the termination of this Agreement, Buyer and its representatives will return any and all copies of information related to the Company received by them, without retaining any copies thereof, and Buyer shall destroy, or cause to be destroyed, any and all notes, compilations, analyses, reports, or other documents prepared by Buyer or its representatives from such information, and the Chief Executive Officer of Buyer shall deliver to the Company a certificate that all such notes, compilations, analyses, reports and documents have been destroyed.

                                   ARTICLE XI
                            INDEMNIFICATION; SURVIVAL

     11.1. Reliance and Survival of Representations and Warranties. Notwithstanding any investigation made by or on behalf of any of the parties hereto or the results of any such investigation and notwithstanding the participation of such party in the Closing, each party shall be deemed to have relied on the representations, warranties and covenants of the other parties and the representations and warranties contained in ARTICLE V, ARTICLE VI and
ARTICLE VII shall survive the Closing in accordance with the terms of this
ARTICLE XI. The provisions of ARTICLE III and the covenants of the parties contained in this Agreement shall survive the Closing according to their respective terms.

     11.2. Indemnification by the Principal Shareholders. Subject to the limitations of Section 11.6, the Principal Shareholders agree to indemnify in full, defend and hold harmless Buyer and its officers, directors, employees, agents and stockholders, and after Closing, the Company (collectively, the "Buyer Indemnified Parties"), jointly and severally, against any loss, liability, deficiency, damage, expense or cost (including reasonable legal fees and expenses) (collectively, "Losses"), whether or not actually incurred or paid prior to the expiration of the indemnification obligation of the Principal Shareholders hereunder, which the Buyer Indemnified Parties may suffer, sustain or become subject to, as a result of any of the following:

          (a) any misrepresentation in any of the representations and warranties of either of the Principal Shareholders contained in this Agreement;

          (b) any breach of, or failure to perform, any agreement or covenant of either of the Principal Shareholders or the Company contained in this Agreement;

          (c) any Claim (as defined in Section 11.5(a)) or threatened Claim not set forth in the Disclosure Schedule against the Buyer Indemnified Parties that arises solely in connection with the actions or inactions of the Company or either of the Principal Shareholder with respect to the Company's business prior to the Closing Date; or

          (d) any action brought or claim made by any third party alleging personal injury, death or other damage caused by the services provided by the use of any products, services or programs delivered and placed in commerce by the Company on or before the Closing Date without regard to when the event, occurrence, continuance, injury or condition giving rise to such action or claim shall occur.

          (e) Any action brought or claim made asserting that the Company does not possess valid licenses to all Commercial Software or that the Company is in default of its license fee obligations under any of such such licenses.

     11.3. Indemnification by the Option Shareholders. Subject to the limitations of Section 11.6, each of the Option Shareholders agrees to indemnify in full, defend and hold harmless the Buyer Indemnified Parties, jointly but not severally, against any Losses, whether or not actually incurred or paid prior to the expiration of the indemnification obligation of the Option Shareholders hereunder, which the Buyer Indemnified Parties may suffer, sustain or become subject to, as a result of any of the following:

          (a) any misrepresentation in any of the representations and warranties of such Option Shareholder contained in this Agreement; or

          (b) any breach of, or failure to perform, any agreement or covenant of such Option Shareholder contained in this Agreement.

     11.4. Indemnification by Buyer. Subject to the limitations of Section 11.6, Buyer agrees to indemnify in full, defend and hold harmless each of the Shareholders and their agents and Affiliates against any Losses, whether or not actually incurred or paid prior to the expiration of indemnification obligation of Buyer hereunder, which such Shareholder may suffer, sustain or become subject to as a result of any of the following:

          (a) any misrepresentation in any of the representations and warranties of Buyer contained in this Agreement;

          (b) any breach of, or failure to perform, any agreement or covenant of Buyer contained in this Agreement;

          (c) any Claim or threatened Claim against any Shareholder that arises solely in connection with the actions or inactions of the Company or Buyer with respect to the business of the Company after the Closing Date;

          (d) any Claim or threatened Claim against any Shareholder that arises out of or is related to any fees or expenses payable to any broker engaged by Buyer, including, but not limited to, Greene, Holcomb & Fisher LLC, in connection with the transactions contemplated by this Agreement;

          (e) any action brought or claim made by any third party alleging personal injury, death or other damage caused by the services provided by the use of any products, services or programs delivered and placed in commerce by the Company after the Closing Date without regard to when the event, occurrence, continuance, injury or condition giving rise to such action or claim shall occur; or

          (f) any action brought or claim made against any Shareholder that arises in connection with any personal guaranty that such Shareholder may have executed on a contract for the benefit of the Company.

     11.5. Method of Asserting Claims. As used herein, an "Indemnified Party" shall refer to a Buyer Indemnified Party or a Shareholder, as applicable, and the "Indemnifying Party" shall refer to the party or parties hereto obligated to indemnify such Indemnified Party.

          (a) In the event that any Indemnified Party is named as a defendant or respondent in or party to any action or legal proceeding, judicial or administrative, instituted by any third party for the liability or the costs or expenses of which are Losses (any such third party action or proceeding being referred to as a "Claim"), then such Indemnified Party shall give the Indemnifying Party notice within ten (10) days of its receipt of notice thereof. The failure to give such notice shall not affect any Indemnified Party's ability to seek reimbursement unless such notice has been given after the applicable period for indemenification has lapsed or such failure has materially and adversely affected the Indemnifying Party's ability to defend successfully a Claim. The Indemnifying Party shall then be entitled to contest and defend such Claim; provided, that the Indemnifying Party acknowledges, in writing, its indemnification obligation with respect to such Claim under the terms of this Article 11 within ten
     (10) days of its receipt of the notice of such Claim. Notice of the intention so to contest and defend (the "Defend Notice") shall be given by the Indemnifying Party to the Indemnified Party within ten (10) business days after its receipt of the Indemnified Party's notice of such Claim (but, in any event, at least ten (10) business days prior to the date that an answer to such Claim is due to be filed). If the Indemnifying Party fails to give the Defend Notice, then the Indemnified Party shall be entitled to undertake such defense and its reasonable costs and expenses (including, without limitation, attorney fees and expenses) shall be included in the Loss to be indemnified by the Indemnifying Party. If the Indemnifying Party elects to contest and defend a Claim, the Indemnified Party shall be entitled at any time, at its own cost and expense (which expense shall not constitute a Loss unless the Indemnified Party reasonably determines that, because of a conflict of interest, the Indemnifying Party may not adequately represent, any interests of the Indemnified Parties, and only to the extent that such expenses are reasonable), to participate in such contest and defense and to be represented by attorneys of its or their own choosing. If the Indemnified Party elects to participate in such defense, the Indemnified Party will cooperate with the Indemnifying Party in the conduct of such defense. Neither the Indemnified Party nor the Indemnifying Party may concede, settle or compromise any Claim without the consent of the other party, which consents will not be unreasonably withheld or delayed. Notwithstanding the foregoing, (i) if a Claim seeks equitable relief or (ii) if the subject matter of a Claim relates to the ongoing business of any of the Indemnified Parties, which Claim involves anything other than money damages and which, if decided against any of the Indemnified Parties, would materially adversely affect the ongoing business or reputation of any of the Indemnified Parties, then, in each such case, the Indemnified Parties alone shall be entitled to contest, defend and settle such Claim in the first instance and, if the Indemnified Parties do not contest, defend or settle such

     Claim, the Indemnifying Party shall then have the right to contest and defend (but not settle) such Claim.

          (b) In the event any Indemnified Party should have a claim for indemnification against any Indemnifying Party (whether such claim does not involve a Claim or involves a settled or resolved Claim which the Indemnifying Party has not delivered the Defend Notice, or a Claim from which an Indemnified Party has suffered Losses by reason of the Indemnifying Party's failure to indemnify the Indemnified Party), the Indemnified Party shall deliver a notice of such claim to the Indemnifying Party, setting forth in reasonable detail the identity, nature and estimated amount of Losses (if reasonably determinable) related to such claim or claims, with reasonable promptness and in all events prior to the expiration of the Indemnifying Party's indemnification obligation hereunder. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim described in such notice or fails to notify the Indemnified Party within thirty (30) days after its receipt of such notice whether it disputes the claim described in such notice, the Loss in the amount specified in the Indemnified Party's notice will be conclusively deemed a liability of the Indemnifying Party and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute for a period of at least thirty (30) days prior to seeking judicial or other relief.

          (c) Upon completion of the procedures described in Sections 11.5(a) and 11.5(b), any indemnification payable to a Buyer Indemnified Party under this ARTICLE XI must be, subject to Section 11.6, first set off against the Escrow Agreement.

     11.6. Limitations on Indemnification.

          (a) The representations and warranties of the parties contained in this Agreement shall survive the Closing for a period of 18 months after the Closing Date, and the covenants and payment obligations of the parties contained in this Agreement shall survive the Closing according to their terms; provided, however, that:

               (i) the representations and warranties of the Shareholders contained in Section 5.15 (relating to taxes) and Section 5.20 (relating to employee benefit plans), and the indemnification obligation of the Principal Shareholders with respect thereto, shall survive the Closing for thirty (30) days after the period of the applicable statute of limitations (including any extension thereof); and

               (ii) the representations and warranties contained in Section 5.5 (relating to capital stock) and Sections 5.7 and 6.4 (relating to ownership of the Shares), and the indemnification obligations of the Shareholders with respect thereto, shall survive the Closing indefinitely.

          (b) The amount of Losses suffered by the Buyer Indemnified Parties required to be paid pursuant to this ARTICLE XI shall be reduced to the extent of any insurance proceeds actually received by the Buyer Indemnified Parties under insurance policies maintained by the Company and/or Buyer.

          (c) The indemnification provisions of the Shareholders and Buyer under this ARTICLE XI shall constitute the sole and exclusive remedies of the Shareholders and Buyer, respectively, after the Closing Date for breach of any of the terms, conditions, covenants, representations or warranties contained herein or any right, claim or action arising from the transactions contemplated by this Agreement.

          (d) Notwithstanding any other provision of this Agreement, Buyer shall have the right to payment by the Shareholders under Sections 11.2 and 11.3 only after the aggregate amount of all claims asserted under such provisions equals or exceeds $50,000 (the "Threshold"), and once the aggregate amount of all such claims exceeds such amount, Buyer shall be entitled to full indemnification of all such claims for any amount in excess of the Threshold. Notwithstanding the foregoing, the Threshold shall not apply to any misrepresentation or breach under or relating to Section
     5.1 (relating to incorporation and power), Sections 5.2 and 6.1 (relating to execution, delivery and validity), Section 5.5 (relating to capital stock), Sections 5.7 and 6.4 (relating to ownership of the Shares), or
     Section 8.1 (relating to conduct of business).

          (e) The aggregate indemnification obligation of the Principal Shareholders pursuant to Section 11.2 shall be limited to $1,600,000, other than with respect to any misrepresentation or breach under or relating to
     Section 5.1 (relating to incorporation and power), Section 5.2 (relating to execution, delivery and validity), Section 5.5 (relating to capital stock) and Section 5.7 (relating to ownership of the Shares), in which case the aggregate indemnification obligation of the Principal Shareholders pursuant to Section 11.2 shall be limited to the portion of the Purchase Price allocated to the Principal Shareholders. The aggregate indemnification obligation of each Option Shareholder pursuant to Section 11.3 shall be limited to the Escrow Shares to be issued to such Option Shareholder, other than with respect to any misrepresentation or breach under or relating to
     Section 6.1 (relating to execution, delivery and validity) and Section 6.4 (relating to ownership of the Shares), in which case the aggregate indemnification obligation of each Option Shareholder pursuant to Section
     11.3 shall be limited to the portion of the Purchase Price allocated to such Option Shareholder. Notwithstanding anything to the contrary contained in this Agreement, all indemnifiable Losses of the Buyer Indemnified Parties shall be satisfied first from the Escrow Shares held by the Escrow Agent pursuant to the Escrow Agreement.

          (f) Notwithstanding any provision herein to the contrary, no party's right to indemnification under this ARTICLE XI shall be limited whatsoever by Section 11.6(a), 11.6(b), 11.6(c), 11.6(d) or 11.6(e) with respect to any action, proceeding, Loss or Claim arising out of or brought on the basis of fraud.

                                  ARTICLE XII
                                  MISCELLANEOUS

     12.1. Press Releases and Announcements. Prior to the Closing Date, neither Buyer nor the Shareholders shall issue, or cause or permit the Company to issue, any press release (or make any other public announcement) related to this Agreement or the transactions contemplated hereby or make any announcement to the customers or suppliers of the Company or any other third parties without prior written approval of the other party hereto, except as may be necessary, in the opinion of counsel to the party seeking to make disclosure, to comply with the requirements of this Agreement or applicable law or any national stock exchange. If any such press release or public announcement is so required, the party making such disclosure shall consult with the other party or parties prior to making such disclosure, and the parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such disclosure which is satisfactory to both parties. Neither Buyer nor the Shareholders shall publicly disclose any confidential information of the other, except as may be necessary, in the opinion of counsel to the party seeking to make disclosure, to comply with the requirements of this Agreement or applicable law or any national stock exchange.

     12.2. Expenses. Except as expressly provided otherwise herein, the parties will pay all of their own expenses in connection with the negotiation of this Agreement, the performance of their respective obligations hereunder and the consummation of the transactions contemplated by this Agreement (whether consummated or not). All legal, accounting and other expenses incurred in connection with the sale of the Shares hereunder shall be paid by the Company; provided that such expenses shall not exceed the amounts set forth with respect thereto on Section 8.1C of the Disclosure Schedule. All costs and expenses incurred in connection with the audit of the Company's financial statements for the years ended December 31, 2004 and 2003, and the 2006 Audit shall be paid by Buyer.

     12.3. Further Assurances. Each of the Shareholders, Buyer and the Company agrees that, on and after the Closing Date, he, she or it shall take all appropriate action and execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the provisions hereof.

     12.4. Amendment and Waiver. This Agreement may not be amended or waived except in a writing executed by the party against which such amendment or waiver is sought to be enforced. No course of dealing between or among any persons having any interest in this Agreement will be deemed effective to modify or amend any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement.

     12.5. Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when personally delivered or mailed by first class mail, return receipt requested, or when sent by Federal Express or other overnight delivery service, or when receipt is acknowledged, if sent by facsimile, telecopy or other electronic transmission device. Notices, demands and communications to Buyer and the Shareholders will, unless another address is specified in writing, be sent to the address indicated below:

          (a) Notices to Buyer.

                   Health Fitness Corporation
                   Attention:  Jerry V. Noyce, President and CEO
                   3600 American Boulevard West, Suite 560
                   Minneapolis, MN 55431
                   Facsimile: 952-897-5173
          with a copy (which shall not constitute notice) to:

                  Fredrikson & Byron, P.A.
                  Attention:  John A. Satorius
                  200 South Sixth Street, Suite 4000
                  Minneapolis, MN  55402
                  Facsimile:  612-492-7077

          (b) Notices to the Principal Shareholders.

                  Peter A. Egan
                  29 Cattail Pond
                  Frisco, Texas 75034
                  Telephone:  214-207-8522

                  John F. Ellis
                  2221 Homestead Lane
                  Plano, Texas 75025
                  214-227-3435

          with a copy (which shall not constitute notice) to:

                  Gardere Wynne Sewell LLP
                  Attention:  Lawrence E. Glasgow
                  1601 Elm Street, Suite 3000
                  Dallas, TX  75201
                  Facsimile:  214-999-3594

          (c) Notices to the Option Shareholders. Notice to an Option Shareholder shall be sent to the address set forth under such Option Shareholder's name on Exhibit A.

     12.6. Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the parties hereto without the prior written consent of the other party or parties hereto.

     12.7. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement, and the remainder of this Agreement shall remain in full force and effect only if, after excluding the portion deemed to be unenforceable, the remaining terms shall provide for the consummation of the transactions contemplated hereby in substantially the same manner as originally set forth at the later of the date this Agreement was executed or last amended.

     12.8. Complete Agreement. This Agreement, including the exhibits and schedules hereto, contain the complete agreement between the parties and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

     12.9. Counterparts. This Agreement may be executed in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same instrument.

     12.10. Company Counsel. GARDERE WYNNE SEWELL LLP HAS ACTED AS LEGAL COUNSEL TO THE COMPANY IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY AND HAS NOT ACTED, AND WILL NOT ACT, AS LEGAL COUNSEL TO THE SHAREHOLDERS. EACH SHAREHOLDER SHOULD CONSULT WITH SUCH SHAREHOLDER'S OWN LEGAL COUNSEL WITH RESPECT TO ANY MATTERS RELATED TO THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO (I) ENTERING INTO THIS AGREEMENT, (II) UNDERSTANDING ANY ISSUES THAT MAY AFFECT A SHAREHOLDER INDIVIDUALLY, AND (III) AGREEING TO THE NONCOMPETITION OBLIGATIONS CONTAINED IN THIS AGREEMENT.

     12.11. Governing Law. The internal law, without regard to the conflict of law principles, of the State of Delaware will govern all questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement, except with respect to all questions concerning the construction, validity and interpretation of
Section 8.10, which shall be governed by the internal law, without regard to the conflict of law principles, of the State of Minnesota.

     12.12. Dispute Resolution.

          (a) Subject to the specific dispute resolutions set forth elsewhere in this Agreement, all disputes arising directly under the express terms of this Agreement or the grounds for termination thereof shall be resolved as follows: The parties to the dispute shall meet to attempt to resolve such disputes. If the disputes cannot be resolved by such parties, any such party may make a written demand for formal dispute resolution and specify therein the scope of the dispute. Within 30 days after such written notification, the parties shall meet for one day with an impartial mediator and consider dispute resolution alternatives other than litigation. If an alternative method of dispute resolution is not agreed upon within 30 days after the one-day mediation, any party may begin litigation proceedings.

          (b) Notwithstanding the provisions of Section 12.12(a), each party hereto shall have the right, without the requirement of first seeking a remedy through mediation, to seek preliminary injunctive or other equitable relief in any court of competent jurisdiction if such party determines that eventual redress through arbitration will not provide a sufficient remedy for any violation of this Agreement by any other party or parties hereto.

     12.13. Legal Force and Effect. This Agreement shall have no legal force or effect until all of the parties identified who are signatories hereto have executed and delivered a copy or counterpart of this Agreement.

     12.14. Designees and Spouses. EACH SPOUSE, IF ANY, OF EACH OF THE SHAREHOLDERS HAS EXECUTED THE AGREEMENT AND ACKNOWLEDGMENT FOLLOWING THE SIGNATURE PAGE HERETO. BY EXECUTING SUCH AGREEMENT AND ACKNOWLEDGMENT, SUCH PERSONS ARE CONSENTING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY AND AGREEING AND ACKNOWLEDGING THAT IF ANY SUCH SPOUSE RECEIVES ANY OF THE PURCHASE PRICE, THEN SUCH SPOUSE SHALL BE OBLIGATED TO THE SAME EXTENT AS THE SHAREHOLDERS FOR THE SHAREHOLDERS' INDEMNIFICATION OBLIGATIONS UNDER THIS AGREEMENT, TO THE EXTENT OF SUCH PURCHASE PRICE RECEIVED.




               [REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                            BUYER:
                            -----

                            HEALTH FITNESS CORPORATION,
                            a Minnesota corporation


                            By
                              --------------------------------------------------
                                 Its
                                    --------------------------------------------

                            COMPANY:
                            -------

                            HEALTHCALC.NET, INC.,
                            a Texas corporation


                            By
                              --------------------------------------------------
                                 Its
                                    --------------------------------------------


                            SHAREHOLDERS:
                            ------------




                            ----------------------------------------------------
                            Wesley Barrios, individually


                            ----------------------------------------------------
                            Dimitri Dimoulakis, individually


                            ----------------------------------------------------
                            Dimitrios Dimoulakis, individually


                            ----------------------------------------------------
                            Peter A. Egan, Ph.D., individually


                            ----------------------------------------------------
                            John F. Ellis, individually


                            ----------------------------------------------------
                            Edward Framer, individually


                            ----------------------------------------------------
                            Bruce Guthmann, individually

                            ----------------------------------------------------
                            Jeff Lietz, individually


                            ----------------------------------------------------
                            Jerry Scott, individually


                            ----------------------------------------------------
                            Ann Williams, individually

                          AGREEMENT AND ACKNOWLEDGMENT


The undersigned has read the foregoing Stock Purchase Agreement, and hereby consents to the Agreement and to the transactions contemplated thereby. The undersigned further agrees and acknowledges that if the undersigned receives any of the Purchase Price (either directly from Buyer or indirectly from a Shareholder), then the undersigned shall be obligated to the same extent as the Shareholders for the Shareholders' payment obligations under the indemnification provisions of the Agreement, to the extent of such Purchase Price received. The undersigned also acknowledges and agrees to the restrictions with respect to ownership and transfer of any shares of Buyer Common Stock that may be received by the undersigned.



                                        Print: _________________________________

                                        Signed: ________________________________